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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

International Rectifier Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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 NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 12, 2010

TO THE STOCKHOLDERS OF INTERNATIONAL RECTIFIER CORPORATION:

        Notice is hereby given that the 2010 annual meeting (the "Meeting") of the stockholders of International Rectifier Corporation (the "Company") will be held at The Belamar Hotel, located at 3501 Sepulveda Boulevard, Manhattan Beach, California 90266 on Friday, November 12, 2010, at 9:00 a.m. (California time) for the following purposes:

        1.    Election of Directors.    To elect two Class B directors, whose names appear below, to hold office for a term ending at the 2012 annual meeting of stockholders. The Board of Directors' nominees are Mary B. Cranston and Thomas A. Lacey.

        2.    Ratification of the Appointment of Independent Registered Public Accounting Firm.    To vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011.

        3.    Other Business.    To transact such other business properly presented at the Meeting or any postponement or adjournment thereof. Only persons who are stockholders of record at the close of business on September 24, 2010 (the "Stockholders") are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof. For a period of at least ten days prior to the Meeting, a complete list of Stockholders will be open for examination by any stockholder during ordinary business hours at the Company's executive offices at 101 North Sepulveda Boulevard, El Segundo, California 90245. The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

        As permitted under rules adopted by the Securities and Exchange Commission, instead of mailing printed copies of its proxy materials to all Stockholders, the Company is sending to Stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Company's proxy materials via the Internet or how to receive a copy by mail, as well as how to vote by proxy over the Internet.

        Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

        IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO VOTE BY PROXY, BY TELEPHONE, BY THE INTERNET, OR BY SIGNING AND RETURNING A PRINTED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

By Order of the Board of Directors, INTERNATIONAL RECTIFIER CORPORATION

Timothy E. Bixler, Secretary

October 1, 2010
El Segundo, California

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 12, 2010

 QUESTIONS AND ANSWERS

1.
Q:    WHO IS SOLICITING MY VOTE?

A:
This proxy solicitation is being made by the Board of Directors (the "Board") of International Rectifier Corporation (the "Company").

2.
Q:    WHEN ARE PROXY MATERIALS BEING SENT OR MADE AVAILABLE TO STOCKHOLDERS?

A:
Beginning on or about October 1, 2010, we are sending to stockholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") containing instructions on how to access our proxy materials via the Internet, as well as how to vote by proxy over the Internet. Beginning on or about October 1, 2010, we are also sending copies of our proxy materials to certain of our stockholders by mail or e-mail.

3.
Q:    WHAT AM I VOTING ON?

A:
You may vote on:

•
The election of two Class B directors;

•
A proposal to ratify the appointment of our independent registered public accounting firm for our 2011 fiscal year; and

•
Any other business properly presented at the 2010 Annual Meeting of Stockholders (the "Meeting") or any postponement or adjournment thereof.

4.
Q:    HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:
The Board recommends that you vote:

•
FOR the election of Mary B. Cranston and Thomas A. Lacey to serve as Class B directors; and

•
FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our 2011 fiscal year.

5.
Q:    WHO IS ENTITLED TO VOTE?

A:
Stockholders of record as of the close of business on September 24, 2010 (the "Record Date"), the record date for our Meeting, are entitled to vote on all items properly presented at the Meeting. On the Record Date, approximately 69,383,959 shares of our common stock, par value $1.00 per share (the "Common Stock"), were outstanding. Every stockholder is entitled to one vote for each share of Common Stock held as of the close of business on the Record Date.

6.
Q:    WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?

A:
Instead of mailing printed copies of the Company's proxy materials to all stockholders, the Company is taking advantage of the Securities and Exchange Commission (the "SEC") rule that allows companies to furnish their proxy materials over the Internet to their stockholders, which helps lower the Company's costs and reduce the amount of paper mailed to your home. On or about October 1, 2010, the Company mailed to stockholders a Notice of Internet Availability. The Notice of Internet Availability explains how you can access the proxy materials, including this proxy statement and our 2010 Annual Report, over the Internet and also describes how to request to receive a paper copy of the proxy materials by mail or a printable copy by e-mail.

7.
Q:    HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

A:
You can access the proxy materials for the Meeting, including this proxy statement and our 2010 Annual Report, at www.proxyvote.com, beginning on or about October 1, 2010.

8.
Q:    HOW MAY I OBTAIN THE COMPANY'S PROXY MATERIALS BY MAIL OR E-MAIL?

A:
You can request to receive by mail or e-mail a copy of the proxy materials for the Meeting, including this Proxy Statement, the 2010 Annual Report, and a proxy card, and/or the Company's proxy materials for future annual meetings by contacting us by telephone, by e-mail or via the Internet:

1) BY INTERNET	—	www.proxyvote.com
2) BY TELEPHONE	—	1-800-579-1639
3) BY E-MAIL	—	sendmaterials@proxyvote.com

    If you request to receive the Company's proxy materials for future annual meetings by mail or e-mail, you may not receive a Notice of Internet Availability of Proxy Materials for future annual meetings until you revoke this request. If you choose to receive proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your request to receive proxy materials for future annual meetings by mail or e-mail will remain in effect until you revoke your request.

9.
Q:    WHAT DO I NEED FOR ADMISSION TO THE MEETING?

A:
You are entitled to attend the Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on the Record Date, or you hold a valid proxy for the Meeting. You may be required to provide photo identification to be admitted to the Meeting.

    If you are a stockholder of record and you received the Notice of Internet Availability, please bring the Notice of Internet Availability with you to the Meeting.

    If you are a stockholder of record and you received a paper proxy card, an admission ticket is attached to the top of your proxy card. Please bring the admission ticket with you to the Meeting. You should be prepared to present photo identification for admission.

    If you hold your shares in street name, you should provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned shares of Common Stock as of the Record Date, a legal proxy or other similar evidence of ownership as of the Record Date, as well as your photo identification, for admission. However, if you hold your shares in street name, you may not vote these shares in person at the Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Meeting.

    If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Meeting.

10.
Q:    HOW CAN I VOTE MY SHARES AT THE MEETING?

A:
If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the "stockholder of record" with respect to those shares, and the Notice of Internet Availability and, as applicable, the proxy materials and proxy card are being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Meeting. If you choose to do so, you can bring the printed proxy card or vote using the ballot provided at the Meeting. Most stockholders of the Company hold their shares through a broker, bank or other nominee (that is, in "street name") rather than directly in their own name. If you hold your shares in street name, you are a "beneficial holder," and the Notice of Internet Availability and, as applicable, the proxy materials together with voting instructions are being forwarded to you by your broker, bank or other nominee. If you hold your shares in street name, you may not vote these shares in person at the Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Meeting. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting.

11.
Q:    CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:
If you are the stockholder of record, you may vote your shares via the Internet at any time prior to 11:59 p.m. (Eastern time) on the night prior to the Meeting by going to www.proxyvote.com and following the instructions to submit an electronic proxy. Alternatively, you may vote by telephone by calling 1-800-690-6903 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:59 p.m. (Eastern time) on the night before the Meeting. If you wish to vote through the Internet or by telephone, you will be required to provide the control number contained on your Notice of Internet Availability or proxy card. If your shares are held in street name, your broker, bank or nominee may allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name.

    If you are the stockholder of record or hold your shares in street name and you received printed proxy materials, you may direct your vote without attending the Meeting by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. If the envelope is missing, please mail the completed proxy card to International Rectifier Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Please vote early to ensure your vote is received prior to the date of the Meeting.

    If you hold your shares in street name and you do not provide your broker or other nominee with instructions on how to vote your street name shares, your broker or nominee will not be permitted to vote them on proposals that are considered non-routine. The rules regarding how brokers may vote your shares have changed this year and the election of directors is now considered a non-routine matter. Therefore, brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

12.
Q:    CAN I CHANGE MY VOTE AFTER I HAVE SUBMITTED A PROXY?

A:
Yes. If you are a stockholder of record, you may change your vote at any time before the voting concludes at the Meeting by voting again on a later date by Internet or by telephone prior to 11:59 p.m. (Eastern time) on the night before the Meeting (only your latest Internet or telephone proxy submitted prior to the Meeting will be counted), or by signing and returning to the Company prior to the Meeting a new proxy card with a later date. You may also revoke your proxy at any time before it is exercised at the Meeting by submitting a written revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company at 101 N. Sepulveda Blvd., El Segundo, California 90245 prior to the Meeting or by attending the Meeting and voting in person. If your shares are held in street name, please consult with your broker, bank or nominee to obtain instructions as to how to change your vote.

13.
Q:    HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE MEETING?

A:
The quorum requirement for holding the Meeting and transacting business is that the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote must be present in person or represented by proxy. Votes withheld, abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

14.
Q:    WHAT EFFECT DO ABSTENTIONS AND BROKER NON-VOTES HAVE ON THE PROPOSALS?

A:
Votes may be cast "FOR" or withheld, but abstentions are not permitted, in connection with the election of directors. With respect to the proposal for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011, an abstention has the same effect as a vote "AGAINST" the proposal.

    Under the rules of the New York Stock Exchange ("NYSE"), brokers will have discretion to vote shares they hold for beneficial owners on the proposal for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011. Accordingly, if your shares are held through a broker, your broker will have discretion to vote your shares on this proposal if you fail to provide voting instructions with respect to this proposal.

    On the other hand, a broker may not vote shares held for a beneficial owner with respect to the election of directors, absent instructions from the beneficial owner of such shares. Thus, if you do not give your broker specific instructions with respect to the election of directors, your shares will be considered "broker non-votes" and will not be voted with respect to the election of directors.

15.
Q:    HOW ARE MATTERS PASSED OR DEFEATED?

A:
The two Class B director nominees receiving the highest number of votes will be elected.

    The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm will require, for approval, the affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting.

16.
Q:    HOW WILL MY STOCK BE VOTED ON OTHER BUSINESS BROUGHT UP AT THE 2010 ANNUAL MEETING?

A:
By submitting a proxy using the Internet or by telephone or by signing and mailing a proxy card, you authorize the persons named on the proxy to vote in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof. As of the date of this proxy statement, the Board knows of no other business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders.

17.
Q:    WHO WILL COUNT THE VOTES?

A:
Votes will be counted by one or more inspectors of elections that will be appointed by the Board.

18.
Q:    WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:
We intend to announce the preliminary voting results at the Meeting and publish the final results in a Current Report on Form 8-K that will be filed with the SEC on or before November 17, 2010.

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board for use at the Meeting to be held on Friday, November 12, 2010, at The Belamar Hotel, located at 3501 Sepulveda Boulevard, Manhattan Beach, 90266 California at 9:00 a.m. (California time) and at any adjournment or postponement thereof, for the purposes set forth herein and in the attached Notice of 2010 Annual Meeting of Stockholders. Only stockholders of record (the "Stockholders") at the close of business on the Record Date are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof. As used in this Proxy Statement, the terms "Company," "International Rectifier," "we," "us," and "our" refer to International Rectifier Corporation.

Matters to be considered

        The purpose of the Meeting is to consider and vote on the following proposals:

        1.    Election of Directors.    To elect two Class B directors to hold office for a term ending at the 2012 annual meeting of stockholders. The names of the candidates nominated by the Board based upon the recommendation of the Corporate Governance and Nominating Committee are Mary B. Cranston and Thomas A. Lacey.

        2.    Ratification of the Appointment of Independent Registered Public Accounting Firm.    To vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011.

        3.    Other Business.    To transact such other business properly presented at the Meeting or any postponement or adjournment thereof.

Voting Rights

        The authorized capital stock of the Company consists of (i) 330,000,000 shares of Common Stock, of which about 69,383,959 shares were issued and outstanding on the Record Date (excluding approximately 4,222,248 shares of Common Stock repurchased by this Company and held as treasury stock under the Company's stock repurchase program) and (ii) 1,000,000 shares of preferred stock, $1.00 par value per share, none of which were issued and outstanding on the Record Date.

        The presence either in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock and entitled to vote at the Meeting, constitutes a quorum for the conduct of business at the Meeting. Both abstentions and "broker non-votes" will be counted for purposes of determining the presence of a quorum.

        Only holders of record at the close of business on the Record Date will be entitled to vote, and each share of Common Stock will be entitled to one vote on each matter submitted to the Stockholders at the Meeting. The Company's Certificate of Incorporation does not authorize cumulative voting in the election of directors.

        In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Our Certificate of Incorporation and Bylaws have historically divided the Board into three classes, with each class to be elected for a three-year term on a staggered basis. Under amendments to our Certificate of Incorporation and Bylaws approved at the 2009 annual meeting of Stockholders, the Company's classified board structure will be phased out beginning with the Meeting, and ultimately all directors will be elected annually beginning with the 2012 annual meeting, as follows:

  •
  In connection with the Meeting, the number of classes of the Board will be reduced from the current three classes (denoted as Class I, Class II and Class III) to two classes of directors (denoted as Class A and Class B). The directors currently in Class II, who were elected at the 2008 annual meeting for a term that expires at the 2011 annual meeting, will be assigned to Class A and continue to have a term that expires at the 2011 annual meeting, and the current directors currently in Class III, who were elected at the 2009 annual meeting for a term that expires at the 2012 annual meeting, will be assigned to Class B and continue to have a term that expires at the 2012 annual meeting. The term of the directors currently in Class I will expire at the Meeting. The directors elected at the Meeting will be elected for a two-year term that expires at the 2012 annual meeting and will also be Class B directors.

  •
  In connection with the 2011 annual meeting, the number of classes of the Board will be reduced from two classes to one class of directors (namely, the Class A directors and the successors to the Class B directors shall form a single class of directors). The directors elected at the 2011 annual meeting will be elected to serve for a one-year term ending at the 2012 annual meeting as part of that single class of directors.

  •
  Commencing with the 2012 annual meeting, the Board's classified structure will end and all directors and director candidates will stand for election at the 2012 annual meeting and at each subsequent annual meeting.

        The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm will require the affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting.

        A share of Common Stock subject to an abstention with respect to the proposal to ratify the Company's independent registered public accounting firm will be included in the number of shares present and entitled to vote on that proposal, and, accordingly, will have the effect of a vote cast "AGAINST" that proposal. If a proxy is properly submitted through the Internet, by telephone or by signing and returning a printed proxy card, and is not revoked, the shares of Common Stock represented by the proxy will be voted in accordance with the instructions given in the proxy. If no instructions are given in the proxy, such shares of Common Stock will be voted "FOR" the election of the Board's nominees and "FOR" the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.

        Brokers holding Common Stock in "street name" who are members of a stock exchange are required to transmit to the beneficial owner of the Common Stock a Notice of Internet Availability of Proxy Materials (or, upon the request of a beneficial owner, copies of the Company's proxy materials by mail or e-mail) and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified by the broker, the broker may give or authorize the giving of a proxy to vote the shares of Common Stock of the beneficial owner at his or her discretion with respect to the proposal to ratify the appointment of the Company's independent registered public accounting firm, but not with respect to the election of directors. If a broker is unable to vote shares it holds for a beneficial owner with respect to the election of directors because the broker did not receive voting instructions from the beneficial owner, the missing votes are referred to as "broker non-votes."

Other Business

        As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of 2010 Annual Meeting of Stockholders and described in this Proxy Statement. If, however, other matters are properly brought before the Meeting, shares represented by properly executed proxies will be voted on such matters in accordance with the recommendation of the Board.

Cost of Solicitation of Proxies

        This proxy solicitation is made by the Board, and the Company will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing the Notice of Internet Availability and, as applicable, this Proxy Statement and any other material used in the solicitation of proxies. Proxies will be solicited principally through the use of the mail, but directors, officers or other regular employees of the Company may solicit proxies in person or by mail, telephone, e-mail or other electronic means without any additional compensation. The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock and obtain their voting instructions. The Company will reimburse those firms for their reasonable expenses in accordance with applicable rules.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on November 12, 2010.

        The Proxy Statement and the Annual Report on Form 10-K for the 2010 fiscal year are available at http://materials.proxyvote.com.

        You can request to receive by mail or e-mail a copy of the Proxy Statement, the Annual Report on Form 10-K for fiscal year 2010, a Proxy and/or the Company's proxy materials for future annual meetings by contacting us by telephone, by e-mail or via the Internet:

1) BY INTERNET	—	www.proxyvote.com
2) BY TELEPHONE	—	1-800-579-1639
3) BY E-MAIL	—	sendmaterials@proxyvote.com

        If you request to receive the Company's proxy materials for future annual meetings by mail or e-mail, you may not receive a Notice of Internet Availability of Proxy Materials for future annual meetings until you revoke this request. If you choose to receive proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your request to receive proxy materials for future annual meetings by mail or e-mail will remain in effect until you revoke your request.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors and Executive Officers

        The Bylaws of the Company currently provide that the number of directors of the Company shall be ten until the commencement of the Meeting, but shall be reduced to nine from and after the commencement of the Meeting. The number of directors may be changed by an amendment of the Bylaws adopted by the Board; provided however, that the Board may not increase its size by more than one member in any twelve month period without the approval of two-thirds of the directors in each class, or after the election of directors at the 2012 annual meeting two-thirds of all directors or the approval of holders of at least two-thirds of the Company's issued and outstanding shares.

        Mary B. Cranston and Thomas A. Lacey, each of whom is currently a member of the Board and a member of the current Class I class of directors, have been nominated by the Board for reelection at the Meeting based upon the recommendation of the Corporate Governance and Nominating Committee. Nominees elected to the Board at the Meeting will be elected to serve as part of the new Class B class of directors until the 2012 annual meeting of stockholders, or until the earlier of their resignation or removal or their respective successors have been elected and qualified.

        Each nominee of the Board has consented to being named in this Proxy Statement and has agreed to serve if elected. Unless otherwise instructed, shares represented by properly executed proxies will vote the Proxies received by them for the nominees of the Board. If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any adjournment or postponement thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board. The Company has no reason to believe that any Board nominee will be unable or unwilling to serve if elected as a director. Voting shall take place for the two Class B directors, and the two nominees for election as Class B directors at the Meeting who receive the highest number of affirmative votes will be elected.

        The Company's Bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. See "Stockholder Proposals and Nominations for 2011 Annual Meeting", below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

 Information Concerning Nominees and Members of the Board

Nominees—Terms to Expire at 2012 Annual Meeting (Class B Directors commencing at Annual Meeting, Currently Class I Directors)

        Mary B. Cranston (age 62). Ms. Cranston has served on the Board since May 2008. Ms. Cranston is currently the firm Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman LLP, a Global 100 international law firm. Ms. Cranston was the Chair and Chief Executive Officer of Pillsbury firm from January 1999 until April 2006, and continued to serve as Chair of Pillsbury until December 2006. Prior to becoming the Chair and CEO, Ms. Cranston was the litigation practice leader for the firm. Ms. Cranston is a member of the Board of Directors of Visa Inc., Juniper Networks, Inc. and GrafTech International, Ltd., and has served in these capacities since October 2007, November 2007, and January 2000, respectively. Ms. Cranston's qualifications to sit on our Board include her experience in senior management of an international law firm, including service as chair and chief executive officer, her experience on the board of directors or similar bodies of public companies and private entities, including service on the compensation committee of a public company, her experience as a practicing attorney and her regulatory and governmental experience. Ms. Cranston is currently a member of Class I of the Board, with a term expiring at the Meeting.

        Thomas A. Lacey (age 52). Mr. Lacey has served on the Board since March 2008. Mr. Lacey is the President, Chief Executive Officer and a director of Phoenix Technologies Ltd., and has served in those capacities since February 2010. Prior to joining Phoenix Technologies Ltd., Mr. Lacey had served as Corporate Vice President and General Manager of the SunFabTM Thin Film Solar Products group of Applied Materials, Inc. ("AMAT") since September 2009. Mr. Lacey previously served as President of Flextronics International's Components Division, now Vista Point Technologies, from 2006 to 2007. Mr. Lacey joined Flextronics in connection with the sale to Flextronics of International Display Works, where Mr. Lacey had been Chairman, President and Chief Executive Officer from 2004 to 2006. Prior to International Display Works, Mr. Lacey held various management and executive positions at Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products. Mr. Lacey holds a bachelor of arts degree in computer science from the University of California, Berkeley, and a masters of business administration degree from the Leavy School of Business at Santa Clara University. Mr. Lacey's qualifications to sit on our Board include his experience in the senior management of public companies, including service as chairman, president, chief executive officer and corporate vice president, his experience on the board of directors of public companies, and his financial expertise and his experience in international sales and management with technology companies. Mr. Lacey is currently a member of Class I of the Board, with a term expiring at the Meeting.

Retiring Director—Term to Expire at 2010 Annual Meeting (Currently Class I Director)

        Dr. Jack O. Vance (age 85). Dr. Vance has served on the Board since 1988. From May 18, 2007 until May 2008, Dr. Vance served as lead outside director of the Company. Dr. Vance is the Managing Director of Management Research, Inc., a management consulting firm, which he founded in 1989. From 1973 to 1989, he was the Managing Partner of the Los Angeles office of McKinsey & Company and served on the Executive Committee of that firm's board of directors from 1962 to 1989. Dr. Vance serves as a member of the board of several private companies, including King's Fish Company and Flowline, Inc. Dr. Vance received a BS from the University of Louisville, an MBA from the Wharton School of Commerce and Finance at the University of Pennsylvania, and a Ph. D. from Southwest University. Dr. Vance's qualifications to sit on our Board include his experience on the board of directors or equivalent bodies of public and private companies, including experience in serving on our Company's Board and various committees since 1998, his financial expertise and his experience in service with technology companies. Dr. Vance is a member of Class I of the Board, with a term expiring at the Meeting.

Continuing Directors—Terms to Expire at 2012 Annual Meeting (Class B Directors commencing at 2010 Annual Meeting, Currently Class III Directors)

        Robert S. Attiyeh (age 76). Mr. Attiyeh has served on the Board of Directors of the Company since 2003. He is a principal in the real estate investment firms of Beacon Hill Properties LLC and Yarlung LLC. He previously served pharmaceutical leader Amgen from 1994 to 1998 as Senior Vice President, Finance and Corporate Development, and as CFO. Prior to joining Amgen, Mr. Attiyeh was a director of McKinsey and Company from 1967 to 1994, where he was active in the Scandinavian, Japan and Los Angeles offices. From 1961 to 1967, Mr. Attiyeh worked at TRW Electronics in its semiconductor business where he was a business unit manager. He was a director of the Federal Reserve Bank of San Francisco from 1987-1992 and served as chairman of bank's board audit committee from 1988-1992. Mr. Attiyeh served on the board of Myriad Genetics, Inc. of Salt Lake City, Utah from 2003-2009, where he was chairman of the board's audit committee. Mr. Attiyeh holds a masters degree in business administration from Harvard University and an electrical engineering degree from Cornell University. Mr. Attiyeh's qualifications to sit on our Board include his experience as Chief Financial Officer of a public company and directorship of the Federal Reserve Bank of San Francisco (including chairman of its audit committee), his experience on the board of directors or similar bodies of public and private companies (including audit committee service), his financial expertise and his experience in service with technology companies.

        Barbara L. Rambo (age 57). Ms Rambo has been a director of the Company since December 2009. Ms. Rambo is currently Chief Executive Officer of Taconic Management Services, a private management consulting and services company and has held that position since October 2009. Prior to joining Taconic Management Services, Ms. Rambo was Vice Chair and a director of Nietech Corporation (payments technology company) from October 2006 to October 2009 and was Chief Executive Officer of that Company from November 2002 to October 2006. Ms. Rambo previously served as Chairman of the Board of OpenClose Technologies (financial services company) from July 2001 to December 2001, as President and Chief Executive Officer of that company from January 2000 to June 2001, and as a director of that company from January 2000 to March 2002. Before that, Ms. Rambo held various executive and management positions at Bank of America from 1974 to 1998, most recently serving as Group Executive Vice President and head of commercial banking from 1993 to 1998. In addition, since October 2007, Ms. Rambo has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California) which companies became private in about November 2008. Ms. Rambo is also a director of PG&E Corporation (gas and electric company) and West Marine, Inc. (boating supply retailer) and has served as a director with such companies since January 2005 and November 2009, respectively. Previously, Ms. Rambo served as a member of the Board of Directors of Gymboree Corporation (children's clothing) from 1996 to 2007. Ms. Rambo's qualifications to sit on our Board include her experience as chief executive officer, her experience on the boards of directors of public companies and private entities, including service on various audit, compensation and governance committees of public companies and chair of the finance committee of a public company, and her finance experience.

        Oleg Khaykin (age 45). Mr. Khaykin has served as a Director, President and CEO of the Company since March 2008. Mr. Khaykin served most recently as the Chief Operating Officer of Amkor Technology, Inc., a leading provider of semiconductor assembly and test services. Prior to joining Amkor as Executive Vice President of Strategy and Business Development in 2003, Mr. Khaykin was Vice President of Strategy and Business Development at Conexant Systems Inc. and its spin-off, Mindspeed Technologies Inc., where he held positions of increasing responsibilities from 1999 to 2003. Prior to Conexant, he was with the Boston Consulting Group, a leading international strategy and general management consulting firm, where he worked with many European and U.S. firms on a broad range of business and management issues, including revenue growth strategies, operational improvement, mergers and acquisitions, divestitures, and turnaround and restructuring. Mr. Khaykin holds a BSEE with University Honors from Carnegie-Mellon University and an MBA from the J.L. Kellogg Graduate School of Management. Mr. Khaykin is, and has been since November 2007 and September 2010, respectively, a member of the boards of directors of Zarlink Semiconductor Inc. and Newport Corporation. Mr. Khaykin's qualifications to sit on our Board include his experience in the senior management of public companies, including service as chief operating officer, his experience on the board of directors of other public companies, and his experience in the management and operations of technology companies.

        Dr. James D. Plummer (age 65). Dr. Plummer has served on the Board of the Company since 1994. Dr. Plummer is and has been a Professor of Electrical Engineering at Stanford University in Stanford, California since 1978, and the Dean of the School of Engineering since 1999. Dr. Plummer has published over 400 papers on silicon devices and technology, has won numerous awards for his research, and is a member of the U.S. National Academy of Engineering and the American Academy of Arts and Sciences. Dr. Plummer also directed the Stanford Nanofabrication Facility from 1994 to 2000. Within the past five years, Dr. Plummer has served as a member of the board of directors of Intel Corporation (since 2005), Leadis Technology, Inc. (from 2001 to 2009) and on the Technical Advisory Board of Cypress Semiconductor (from 1995 to 2005). Dr. Plummer's qualifications to sit on our Board include his experience as Dean of the School of Engineering of Stanford University, his experience on the board of directors of public companies (including his service on the audit committees of two public companies), his financial expertise and his technical and engineering expertise.

Continuing Directors—Terms to expire at 2011 Annual Meeting (Class A Directors commencing at 2010 Annual Meeting, Currently Class II Directors)

        Richard J. Dahl (age 59). Mr. Dahl currently serves as Chairman of the Board and has served in that capacity and as a member of the Board since May 2008. Mr. Dahl also serves as the Lead Director of DineEquity, Inc., a position he has held since January 2010, and has served on its Board of Directors since February 2004. Mr. Dahl also serves as the Chairman, President and Chief Executive of the James Campbell Company LLC, a position he has held since August 2010. Previously Mr. Dahl served on the Board of Directors and as President and Chief Operating Officer of Dole Food Company, Inc. from July 2004 through July 2007. He has previously served as Vice President, then Senior Vice President and Chief Financial Officer, of Dole Food Company, Inc. during the period July 2002 through July 2004. He served on the Board of Directors and was President and Chief Operating Officer of Bank of Hawaii Corporation from 1994 until 2002. Mr. Dahl is also a member of the Boards of Directors of Idacorp, Inc. and its principal subsidiary, Idaho Power Company. Mr. Dahl's qualifications to sit on our Board include his experience as an executive of a private closely held company, and experience in the senior management of public companies, including service as chairman, president, chief operating officer and chief financial officer, his experience on the board of directors of public companies, including service as chairman of the audit committees of two public companies, his experience as a certified public accountant and his regulatory experience.

        Dr. Dwight W. Decker (age 60). Dr. Decker has served on the Board since September 1, 2009. Dr. Decker has previously served as chairman of the board and CEO of Conexant Systems, Inc., a publicly traded communications semiconductor company, since its formation in January 1999 as a spin-off from Rockwell International, through February 2004. At that time, Dr. Decker became chairman of the board, returning to the position of CEO in November 2004 until his retirement in July 2007. Dr. Decker remained Conexant's non-executive chairman of the board until August 2008 and continued as a director through May 2010. Dr. Decker is non-executive chairman of the board and a director of Mindspeed Technologies, Inc. and has served in those capacities since June 2003 and January 2002, respectively. Dr. Decker was also non-executive chairman of the board and a director of BCD Semiconductor

Manufacturing Limited, a privately held corporation, from January 2008 through August 2010. Dr. Decker is also a director of Newport Media, Inc, and Pacific Mutual Holding Company, neither of which are publicly traded companies. He also serves as a director or member of numerous professional and civic organizations. Dr. Decker's qualifications to sit on our Board include his experience in the senior management of public companies, including service as chairman and chief executive officer, his experience on the board of directors of public and private companies, including service as non-executive chairman of two public companies, his financial experience, his technical expertise and his experience in management of technology companies.

        Dr. Rochus E. Vogt (age 80). Dr. Vogt has served on the Board since 1984. Dr. Vogt is the R. Stanton Avery Distinguished Service Professor and Professor of Physics, Emeritus, at California Institute of Technology. He is a member of the Science and Technology Committee of the Board of Governors of Los Alamos National Security, LLC and Lawrence Livermore National Security, LLC. Dr. Vogt previously served as Chief Scientist of Jet Propulsion Laboratory (JPL) and provost of California Institute of Technology. Dr. Vogt's qualifications to sit on our Board include his experience as Chief Scientist of JPL and provost of California Institute of Technology, his experience in serving on our Company's Board and various committees since 1984, his experience in service on various technical and university bodies and committees, his financial expertise, his technical expertise and his governmental experience.

        None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors, director nominees or executive officers of the Company and other than as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or the "Exchange Act," or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board.

Committees of the Board

Name of Committee and Membership for FY2010*	Principal Functions of the Committee		Meetings in FY2010
Audit Committee Robert S. Attiyeh, Chairman Dwight W. Decker Thomas A. Lacey Jack O. Vance	•	Responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.	7
	•
		Reviews with management and the independent auditors the Company's quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board ("FASB") rules.
	•	Reviews the performance of the Company's independent auditors.
	•	Prepares a report to stockholders included in the Company's proxy statement for its annual meeting of stockholders.
Compensation Committee Rochus E. Vogt, Chairman Mary B. Cranston Barbara L. Rambo Jack O. Vance	•	Oversees the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans.	6
	•
		Reviews at least annually the goals and objectives of the Company's executive compensation plans, and amends, or recommends that the Board amend, these goals and objectives if the Committee deems it appropriate.
	•
		Evaluates annually the performance of the CEO and other executive officers in light of the goals and objectives of the Company's executive compensation plans, and either as a committee or, together with the other independent directors, determines and approves the CEO's compensation based on this evaluation and makes recommendations to the Board with respect to the compensation of the other executive officers.

	•	Evaluates annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board.
	•	Prepares a report on executive compensation to be included in the Company's proxy statement for its annual meeting of stockholders or its annual report on Form 10-K.
Nominating and Corporate Governance Committee James D. Plummer, Chairman Mary B. Cranston Rochus E. Vogt	• •	Identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board. Advises the Board with respect to the Board composition, procedures and committees.	6
	•	Develops and recommends to the Board a set of corporate governance principles applicable to the Company.
	•	Oversees the evaluation of the Board and the Company's management.

*
Dwight W. Decker served on the Audit Committee since November 9, 2009. Barbara L. Rambo served on the Compensation Committee since December 3, 2009. All other directors listed above served in the committee capacities shown above for the Company's entire 2010 fiscal year.

Corporate Governance

        The Board takes its stewardship of your investment in the Company as a matter of trust and the highest level of responsibility. The Board reviews its governance practices on a continual basis and when, in its business judgment, it deems it appropriate and in the best interests of the stockholders, it modifies, enhances or adds new elements to advance overall stockholder value.

        The following highlights certain key corporate governance provisions of the Company:

        Corporate Governance Principles.    The Company has adopted corporate governance principles. The Company's corporate governance principles can be found on the Corporate Governance link of the Investor Relations section of our website, http://www.irf.com. In addition, printed copies of the Company's corporate governance principles are available at no charge upon request from the Corporate Secretary, International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, CA 90245.

        Director Attendance at Annual Meeting.    All directors are expected to attend the Company's annual meeting of stockholders. All of the directors then in office attended the Company's 2009 annual meeting.

        Independent Directors.    The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Board has now, and has had for many years, a majority of independent directors.

        Under the NYSE rules, a director qualifies as "independent" upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Based upon a review of the directors' backgrounds and business activities, the Board has determined that directors Robert S. Attiyeh, Mary B. Cranston, Richard J. Dahl, Dwight W. Decker, Thomas A. Lacey, James D. Plummer, Barbara L. Rambo, Jack O. Vance, and Rochus E. Vogt have no other material relationship with the Company and therefore that they qualify as independent.

        From time to time, the independent directors meet separately or hold executive sessions to discuss and make decisions regarding various matters, including the supervision of management and those matters reserved for determination by independent directors under the rules of the NYSE and the SEC. A meeting or executive session of the independent directors is presided over by the chair of the committee having principal authority over the subject matter of the meeting or session. The Board believes that this practice provides for leadership at all of the meetings.

        Board Leadership Structure.    The Company's corporate governance principles provide that the Chairman of the Board be an independent director. This structure enables the Chief Executive Officer to focus on the Company's day-to day business, while the independent Chairman focuses on leading the Board in its responsibilities of acting in the best interests of the Company and its stockholders.

        The role of the Chairman is to facilitate the effective functioning of the Board by providing leadership to all aspects of its work and coordination of the work of the Committees of the Board in consultation with the Chairmen of such Committees and other members, as appropriate. Specifically, the Chairman's responsibilities include, among others things:

  •
  Provide support and advice to the Chief Executive Officer;

  •
  Exercise the authority to call meetings of the Board and meetings of the independent directors;

  •
  Promote effective communications with the independent directors on developments occurring between Board members;

  •
  Preside over all meetings of the board, executive sessions of the independent directors, and annual and special meetings of stockholders;

  •
  Organize the work of the Board, including by establishing annual schedule for the Board and Committee meetings and establishing the agendas for all board meetings;

  •
  Coordinate period Board input and review of management's strategic plan for the Company;

  •
  Coordinate the work of the Committees of the board;

  •
  Coordinate and implement the Board's self-assessment and evaluation process.

        The Chief Executive Office is selected by the Board and is responsible for developing the Company's near and longer term strategies to be approved by the Board and for guiding the management team in carrying such strategies and accomplishing the Company's performance goals.

        The Board's Role in Risk Oversight.    The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board receives regular reports from the Committees of the Board and from the Chief Executive Officer and members of senior management on operational, strategic, financial and legal issues and risks. The Company's Compensation Committee oversees the management of risks relating to the Company's compensation policies and practices. The

Audit Committee oversees the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting. The Audit Committee also assists the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's auditors and the performance of the Company's independent auditors and the Company's internal audit function. The Audit Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating Committee oversees risks associated with the independence of the Board.

        Independent Chairman.    Richard J. Dahl serves as the independent Chairman of the Board.

        Board Committees.    Both the Sarbanes-Oxley Act of 2002 (the "Sarbanes- Oxley Act") and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Company is in compliance with these requirements.

        Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the Company, other than their Board seat, and receive no compensation in a capacity other than as a director and committee member. Every member of the Company's Audit Committee meets this independence standard.

        The Board has adopted written charters for each of its three Board Committees. The committee charters can be found on the Corporate Governance portion of the Investor Relations section of our website, http://www.irf.com and are also available at no charge upon written request to the Corporate Secretary, International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, CA 90245. Each of the Board Committees conducts an annual assessment of its performance and discusses the results, and conducts a review of its committee charter.

        Audit Committee Financial Experts.    Rules promulgated by the SEC under the Sarbanes-Oxley Act require the Company to disclose annually whether our Audit Committee has one or more "audit committee financial experts," as defined by the SEC. The Board has determined that Mr. Attiyeh, Dr. Decker, Mr. Lacey and Dr. Vance each qualify as an audit committee financial expert and is independent, as defined in the NYSE rules.

        Code of Ethics for Directors, Officers and Employees.    The Board has adopted a code of business conduct and ethics that applies to all directors, officers and employees, including the Company's principal executive officer, principal financial officer and principal accounting officer, as required by the SEC. International Rectifier's code of business conduct and ethics can be found on the Corporate Governance portion of the Investor Relations section of our website, http://www.irf.com and are also available at no charge upon written request to the Corporate Secretary, International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, CA 90245.

        Non-Management Directors.    The NYSE rules require that the non-management directors of a listed company meet periodically in executive sessions. The Company's non-management directors meet separately at each regular meeting of the Board and most committee meetings. The Chairman, Richard J. Dahl, is not a member of management and presides during executive sessions of the Board.

        Interested parties may express their questions and concerns to the Company's non-management directors by contacting the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, CA 90245. The Corporate Secretary will relay all such correspondence to the Chairman of the Nominating and Corporate Governance Committee.

        Communications with the Board.    Stockholders may communicate with the Chairman of the Board, the chairs of any committee, or with the independent directors, individually or as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company's office at 101 North Sepulveda Boulevard, El Segundo, CA 90245.

        Communications are distributed to the Board, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

        Communications that include information better addressed by the complaint hotline administered by an independent third-party provider supervised by the Audit Committee will be delivered to the hotline.

        Senior Management Evaluation.    The independent directors of the Company annually evaluate the performance of the Company's Chief Executive Officer, which evaluation has been coordinated by the Chairman of the Board and the Chairman of the Compensation Committee.

        Corporate Financial Ethics Hotline.    The Company has established a corporate financial ethics hotline to allow any employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

        Recoupment Policy.    The Board has adopted a recoupment policy that authorizes the Board to recoup any bonus or incentive compensation paid to an executive officer after September 15, 2008 (as amended as of May 11, 2009) if the Board, or an appropriate committee, determines that any fraud, negligence, or intentional misconduct by that executive officer is a significant contributing factor to the Company having to restate all or a portion of its financial statements. The recoupment policy can be found in the Company's corporate governance principles, which are available through the Corporate Governance link of the Investor Relations section of our website, http://www.irf.com.

        Equity Ownership Guidelines.    As part of its Corporate Governance Principles, each independent Director is expected to have a material investment in the Company's common stock and the Board has adopted a stock ownership guideline requiring each independent Director to acquire and hold 7500 shares of Company common stock by the later of July 1, 2013 or the fifth anniversary of his or her election to the Board, with such guideline continuing to be met until retirement or other termination of Board service. For more details regarding the Company's equity ownership guidelines, please see the Company's corporate governance principles, which are available through the Corporate Governance link of the Investor Relations section of our website, http://www.irf.com.

        Board Meetings and Attendance.    The Board held nine (9) meetings during the fiscal year ended June 27, 2010. The Audit Committee held seven (7) meetings, the Compensation Committee held six (6) meetings, and the Nominating Committee held six (6) meetings during fiscal year 2010. Each person who was a director of the Company or a member of a committee of the Board was present for at least 75% of the meetings of the Board and of committee(s) on which that person served during fiscal year 2010.

        Nominating Procedures and Criteria.    Among its functions, the Nominating Committee considers and approves nominees for election to the Board. In addition to the candidates proposed by the Board or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in the Bylaws and described under "Stockholder Proposals and Nominations for 2011 Annual Meeting", below. Stockholder recommendations that comply with these procedures will receive the same consideration that the committee's nominees receive.

        In reviewing candidates for director, the Nominating Committee considers a numbers of qualifications and characteristics, among them: integrity and ethical behavior; maturity; public and private board (or similar body) experience, executive or management experience and expertise; professional experience; independence; diversity; broad business or professional experience; and an understanding of business and financial affairs and the complexities of business organizations. In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the Company's industry; regulatory or governmental experience; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.

        In selecting director nominees, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate's ability to contribute to the success of the Company.

        The Nominating Committee does not have a specific diversity policy, but in making its recommendations to the Board, the Nominating Committee as a matter of practice considers candidates' diversity of age, experience, profession, skills, and background, all to provide the Board and the Company with an appropriate mix of experience, knowledge, perspective and judgment.

        The Nominating Committee also considers whether a potential nominee would satisfy the NYSE's criteria for director "independence," the NYSE's "financial management expertise" standard and the SEC's definition of "audit committee financial expert."

        The Board's nominees for the Meeting have been nominated by the Nominating Committee and approved by the full Board.

Processes and Procedures for Determination of Executive and Director Compensation

        The Compensation Committee is responsible for discharging the Board's responsibilities relating to the compensation of the Company's executive officers and directors. The Compensation Committee reviews and approves the compensation arrangements, plans, policies and programs that apply to our executive officers. Pursuant to the Compensation Committee's Charter, its principal compensation related responsibilities, duties and areas of authority include, among other things:

  •
  To review from time to time and approve the Company's compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports Company objectives and stockholder interests.

  •
  To determine all elements of compensation for executive officers.

  •
  To annually review the performance of our CEO and our executive officers for compensation purposes and report on the Compensation Committee's review to the Board and the CEO.

  •
  To develop the Company's incentive compensation strategy with respect to the total number of incentive awards to be granted, the relative participation of senior management and other employees, and the types of awards to be granted.

  •
  To approve annual retainer and meetings fees for directors and members of Board committees, including expense reimbursement limits and per diem allowances, and fix the terms and awards of stock compensation for members of the Board, all subject to ratification by the Board.

  •
  To obtain advice, assistance, reports or opinions from internal or external legal, accounting or other advisors, including consulting firms, to assist in the evaluation of director, CEO or senior executive compensation.

        The Compensation Committee's Charter permits it to rely on members of management when performing its duties. The Compensation Committee takes into account our CEO's recommendations regarding the corporate goals and objectives, performance evaluations and compensatory arrangements for our executive officers other than the CEO. The Compensation Committee also may review (but does not set) the salaries of other senior level employees who are not executive officers of the Company. The Compensation Committee may form and delegate authority to subcommittees, or delegate authority to members, when appropriate, provided that such subcommittees will be composed exclusively of members of the Compensation Committee and will operate pursuant to a published charter.

        As indicated above, pursuant to its Charter, the Compensation Committee is authorized to retain compensation consultants to assist it in carrying out its duties. The Compensation Committee has the authority to approve any compensation consultant's fees and other retention terms. Consistent with the Compensation Committee's past practice, for fiscal year 2010, the Compensation Committee retained the services of Frederic W. Cook & Co., Inc., an independent compensation consulting firm ("FW Cook"), to assist it in assembling and analyzing compensation levels among peer companies and to prepare compensation analysis and summaries with respect to the Company's executive officers and its non-employee directors.

        A current copy of the Compensation Committee Charter is available on the Company's website at http://investor.irf.com.

 DIRECTOR COMPENSATION

        The following table presents information regarding the compensation paid for services rendered during fiscal year 2010 to individuals who were members of our Board at any time during fiscal year 2010 and who were not also our employees (referred to herein as "Non-Employee Directors"). The compensation paid to any director who was also one of our employees during fiscal year 2010 is presented below in the "Summary Compensation Table" and the related explanatory tables. Such employee directors do not receive separate compensation for service on the Board.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Option Awards ($)(2)(3)(4) (d)	Total ($) (h)
Robert S. Attiyeh	$95,500	$69,480	$164,980
Mary B. Cranston	$76,000	$69,480	$145,480
Richard J. Dahl	$143,000	$69,480	$212,480
Dwight W. Decker	$56,167	$138,960	$195,127
Thomas A. Lacey	$70,000	$69,480	$139,480
James D. Plummer	$72,500	$69,480	$141,980
Barbara L. Rambo	$41,667	$104,080	$145,747
Jack O. Vance	$77,000	$69,480	$146,480
Rochus E. Vogt	$88,000	$69,480	$157,480

(1)
The amounts reported in Column (b) above reflect the annual retainer and meeting fees earned in fiscal year 2010, which are described below.

(2)
The amounts reported in Column (d) under the heading "Option Awards" present the aggregate grant date fair value of option awards granted in fiscal year 2010, computed in accordance with FASB ASC Topic 718. See Note 7 to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2010 ("Fiscal 2010 10-K"), for information on the assumptions underlying the valuation of option awards.

(3)
Each of our continuing Non-Employee Directors, except for Dr. Decker and Ms. Rambo, who joined the Board following the commencement of the Company's 2010 fiscal year, was granted an award of 12,000 stock options on September 1, 2009 with an exercise price of $18.62 and an aggregate grant date fair value set forth in the above table computed in accordance with FASB ASC Topic 718, and the assumptions and methodologies referred to in footnote 2 above. In connection with the appointment of Dr. Decker and Ms. Rambo to the Board in fiscal year 2010, each was granted an award of 20,000 options (and in the case of Dr. Decker, an additional pro-rata annual option award of 4,000 options), on September 1, 2009 in the case of Dr. Decker and on December 3, 2009 in the case of Ms. Rambo with an exercise price of $18.62 for the September 1, 2009 grant and an exercise price of $19.84 for the December 3, 2009 grant and an aggregate grant date fair value set forth in the table above computed in accordance with FASB ASC Topic 718, and the assumptions and methodologies referred to in footnote 2 above.

(4)
The following table presents the aggregate number of outstanding unexercised options held by each of our Non-Employee Directors as of June 27, 2010.

Director	Number of Options Outstanding
Robert S. Attiyeh	80,500
Mary B. Cranston	44,000
Richard J. Dahl	74,000
Dwight W. Decker	24,000
Thomas A. Lacey	44,000
James D. Plummer	55,500
Barbara L. Rambo	20,000
Jack O. Vance	55,500
Rochus E. Vogt	55,500

Director Compensation

        Compensation for Non-Employee Directors during fiscal year 2010 generally consisted of an annual cash retainer, additional fees for attending meetings and for serving on committees, and awards of stock options.

        Commencing with the Company's 2011 fiscal year, compensation for the Non-Employee Directors was changed to a fixed retainer basis that varies depending on the number of committees on which a Non-Employee Director serves, the type of committee on which the Non-Employee Director serves (namely, Audit Committee, Compensation Committee or Nominating Committee) and whether the Non-Employee Director serves as Chair of the Board or a Committee.

Non-Employee Director Annual Retainer, Meeting Fees and Expenses

        The following table sets forth the schedule of annual retainer and meeting fees for each Non-Employee Director in effect during fiscal year 2010:

Type of Fee	Dollar Amount
Annual Board Retainer	$50,000
Supplemental Annual Retainer for Chairman of the Board	$50,000
Attendance Fee per Board Meeting Attended in Person (Other than Chairman of the Board)	$2,000
Attendance Fee per Committee Meeting Attended in Person (Other than Chairman of the Committee)	$1,000
Attendance Fee per Board Meeting or Committee Meeting Attended Telephonically	$500
Attendance Fee (non-telephonic) per Board or Committee Meeting Attended by the respective Chairman	$4,000

        The number of Board and committee meetings held for which attendance fees were earned by directors during fiscal year 2010 are set forth above under the heading "Board Meetings and Attendance." In addition, for Ms. Cranston, Dr. Decker, Mr. Lacey and Ms. Rambo, fiscal year 2010 fees include per meeting fees at the rates set forth in the above table for service on a temporary special committee formed in fiscal year 2010 related to a derivative claim made against the Company during the year.

        Each of our Non-Employee Directors is permitted to elect to defer up to 100% of his or her annual retainer fees and meeting fees under the Company's Deferred Compensation Plan ("DCP"), as more fully described below under "Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Non-Qualified Deferred Compensation Plan." All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors, including the cost of transportation and other expenses incurred to attend meetings at the Company or otherwise in connection with the Non-Employee Director's service to the Company.

Non-Employee Director Stock Option Awards

        Amount and Timing of Director Equity Awards.    The stock option program for Non-Employee Directors for the Company's 2010 fiscal year provides for an award of 12,000 stock options to each Non-Employee Director who is in office on the "designated grant date," which is the third business day following the date that the Company's Annual Report on Form 10-K, that is due to be filed within such year, is filed with the SEC. Each Non-Employee Director who is newly appointed to the Board is granted an award of 20,000 stock options on the date that he or she is first appointed. Additionally, under the program in effect during fiscal year 2010 any Non-Employee Director first joining the Board during the calendar year and who is in office on the designated grant date for that fiscal year was eligible for an annual grant pro-rated for the portion of the year to be served by the Non-Employee Director. In each case, the stock options are granted with an exercise price equal to the closing price per share of the Company's common stock on the NYSE on the applicable designated grant date. However, if the Company is not current in its financial statement reporting obligations to the SEC on the applicable grant date, then the grant will be made on the third business day following the date on which the Company becomes current in its filings, with the exercise price per share equal to the closing price per share on that third business day.

        Award Terms.    Each stock option award granted to our Non-Employee Directors has a term of five years and, subject to each Non-Employee Director's continued service, one-third of his or her stock option award will vest and become exercisable on each of the first three anniversaries of the grant date. If a Non-Employee Director's service terminates as a result of his voluntary resignation or retirement after five consecutive years of service on the Board, or because of his or her death or disability, the unvested portion of the stock options that the director has held for more than six months will immediately vest. If a Non-Employee Director's service terminates for any reason other than his or her voluntary resignation or voluntary failure to stand for reelection (or death or disability), all of the unvested portion of the stock options held by the Non-Employee Director will immediately vest and remain exercisable until the earlier of (i) three years from the date of his or her termination or (ii) the scheduled expiration date of the stock option. Otherwise, vested options will generally remain outstanding and exercisable for three years (ninety days, if the Non-Employee Director has not served at least five years) after a director's service terminates or his death. Any vested options that are not exercised within the applicable post-termination of service exercise window will terminate. In addition, unless the Board determines otherwise, if the Company undergoes a "change in control event" (as defined in the applicable stock incentive plan), all of a Non-Employee Director's stock options will become fully vested and exercisable.

        Each Non-Employee Director's stock option award granted in fiscal year 2010 was granted under, and is subject to the terms of, the Company's 2000 Incentive Plan, as amended (the "2000 Plan"). Non-Employee Directors are not entitled to any dividend equivalent rights on their stock option awards.

        Commencing with fiscal year 2011, annual awards to directors were changed from options to one-year vesting restricted stock units having a fixed value on the date of grant equal to $70,000.

Executive Officers of the Company

        General.    The following sets forth certain information with respect to each person who is currently an executive officer of the Company:

Name	Age	Position
Oleg Khaykin	45	President and Chief Executive Officer
Ilan Daskal	45	Executive Vice President and Chief Financial Officer
Michael Barrow	56	Executive Vice President and Chief Operations Officer
Timothy E. Bixler	43	Vice President, Secretary and General Counsel

        Oleg Khaykin joined the Company in March 2008. For a description of Mr. Khaykin's background, please see "Information Concerning Directors and Nominees for the Board", above.

        Ilan Daskal joined the Company in October, 2008 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Daskal held senior financial positions with Infineon Technologies since 2001, most recently serving as Vice President of Finance & Business Administration for Infineon's North American Communications Business Group. Before that, Mr. Daskal held senior financial management and strategy positions at several Israeli technology companies, including Savan Communication, a firm that was acquired by Infineon while Mr. Daskal was Chief Financial Officer.

        Michael Barrow joined the Company in April 2008 as Executive Vice President and Chief Operations Officer. Prior to joining IR, Mr. Barrow most recently served as Senior Vice President of the Flip Chip and Wafer Level Business Unit for Amkor Technology, Inc., where Mr. Barrow served in various positions since late 2003. Prior to his work at Amkor Technology, Inc., Mr. Barrow served 12 years in various leadership roles at Intel Corporation ("Intel"), most recently as Technology General Manager of Intel's Communications Group.

        Timothy E. Bixler joined the Company in July 2008 as Vice President, Secretary and General Counsel. Prior to joining the Company, Mr. Bixler most recently served as Senior Business Counsel of the Homeland Protection Business of General Electric, which he joined in 2001 as Business Counsel for GE Plastics. Prior to his work at General Electric, Mr. Bixler served as General Counsel for eMD.com and also served as counsel for Ashland Inc./APAC, Inc. Mr. Bixler also spent three years at the law firm of Arnall, Golden & Gregory.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

Introduction

        This section discusses each of the material elements of compensation awarded to, earned by or paid to the principal executive officer, our principal financial officer, and the other two most highly compensated executive officers of the Company during fiscal year 2010. These individuals are referred to as the "Named Officers" in this Proxy Statement. This section also provides information about the compensation objectives, policies, and decisions applicable to those Named Officers. The Named Officers for fiscal year 2010 were:

Oleg Khaykin	Chief Executive Officer
Ilan Daskal	Executive Vice President and Chief Financial Officer
Michael Barrow	Executive Vice President and Chief Operations Officer
Timothy E. Bixler	Vice President, General Counsel and Secretary

The Role of the Compensation Committee

        The Company's current executive compensation programs are determined and approved by the Compensation Committee. None of the Named Officers were or are members of the Compensation Committee. The Compensation Committee takes into account the recommendations of the Chief Executive Officer ("CEO") regarding the corporate goals and objectives, performance evaluations and compensatory arrangements for the Company's executive officers other than the CEO. For example, in fiscal year 2010, the Compensation Committee considered the CEO's recommendations regarding the appropriate base salaries and annual incentive compensation opportunity payouts for the Company's other executive officers for fiscal year 2010. The other Named Officers did not and currently do not have any role in determining or recommending the form or amount of compensation paid to our Named Officers. The Compensation Committee regularly apprises the Board of its actions and periodically seeks the input of the Board and other committees of the Board as to items it is considering.

Executive Compensation Program Objectives and Overview

        Principles of Executive Compensation.    The Company's current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, motivate and retain high caliber talent; (2) create a direct relationship between pay and performance; and (3) create proper incentives for the executives to maximize stockholder value over time. In structuring our current executive compensation programs, we are guided by the following basic philosophies:

  •
  "At Risk" Compensation. A significant portion of each executive's compensation should be "at risk" and tied to the Company's attainment of our annual and long-term business objectives.

  •
  Competitive Compensation.  The Company's executive compensation programs should provide a fair and competitive compensation opportunity that enables us to attract and retain superior executive talent.

  •
  Alignment with Stockholder Interests.  Executive compensation should be structured to include variable elements that link executives' financial reward to achievement of operational goals and stockholder return, and executive stock ownership should be encouraged.

        As described in more detail below, the material elements of our current executive compensation programs for our executive officers include a base salary, a short-term incentive compensation opportunity, a long-term equity incentive opportunity, a non-qualified deferred compensation plan, 401(k) retirement benefits, perquisites and severance benefits.

        Each element of our executive compensation program helps us to achieve one or more of our compensation objectives. Base salaries, the non-qualified deferred compensation plan and 401(k) retirement benefits are all primarily designed to attract and retain high caliber talent. These are elements of our executive compensation program where the value of the benefit in any given year is not variable. In order to attract and retain top-caliber executives, we need to provide executives with a level of predictable benefit amounts that reward the executive's continued service, and of those benefits, a mix of fixed short-term elements (like base salaries) and longer-term elements (like the non-qualified deferred compensation plan and 401(k) retirement benefits). This mix allows us to achieve our dual goals of attracting executives and retaining them (with the short-term awards focused on attracting executives and the longer-term benefits focused on retaining them).

        Our short-term incentive compensation opportunity and our long-term equity incentive opportunity are designed to reward performance and the creation of stockholder value, and therefore the value of these benefits is dependent on performance. Our short-term cash incentive opportunity is primarily intended to hold executives accountable for operating achievement and individualized performance goals related to executive's primary areas of responsibility, although it also aligns our executive officers' interests with those of our stockholders and helps us attract, motivate and retain executives. Our long-term equity incentives are primarily intended to align our executive officers' interests with those of our stockholders, although they also help hold executives accountable for longer term performance achievement and help us attract, motivate and retain executives. By providing severance benefits upon certain conditions, the Company believes it helps in the recruitment and retention of executives during challenging times for the industry or the Company.

        The individual compensation elements are intended to create a total compensation package for each executive officer to provide competitive compensation opportunities relative to companies in our comparative peer group.

        Fiscal Year 2010 Executive Compensation.    Consistent with our compensation philosophies described above, our goal for fiscal 2010 was primarily to provide each Named Officer with an executive compensation program that was competitive in light of the compensation paid to comparable executives at our peer group companies and to take account of industry conditions affecting our Company.

        While our practice had generally been to target the level of each element of compensation at between the 50th and 75th percentile within our peer group of companies assuming target performance by the Company, we exercised our discretion to set certain compensation levels above the 75th percentile in negotiating the employment agreement for Mr. Khaykin, who joined us in February 2008 at a time when our executive management had been in transition and our Company faced significant challenges resulting from a prior Audit Committee investigation and a pending restatement of financial statements. Those arrangements for Mr. Khaykin carried through to fiscal year 2010. Mr. Barrow was hired in late fiscal year 2008, and Messrs. Daskal and Bixler were hired in early fiscal year 2009 as part of a new management team, and their compensation was established at a median level in comparison to peer companies, reflecting our compensation philosophy.

        For fiscal year 2010 (and for compensation decisions undertaken in prior fiscal years that carried into fiscal year 2010) the Compensation Committee retained FW Cook to assist in assembling and analyzing compensation levels among peer companies, prepare compensation analysis and summaries with respect to the Company's Named Officers, perform compensation reviews and make recommendations to the Compensation Committee regarding compensation programs and levels. Because of the relatively recent changes in the Company's executive team, FW Cook's analyses were primarily tailored toward the retention (following hiring) of the Named Officers.

        For the compensation analyses conducted by FW Cook during fiscal year 2010, we evaluated compensation information from a peer group of companies, which varied slightly from prior periods depending on the analysis, but generally included the following 22 publicly traded technology and semiconductor companies, with the companies identified by FW Cook in consultation with the Company, and having a revenue and market cap in a similar range as our Company at the time: Altera, Analog Devices, Atmel, Cypress Semiconductor, Fairchild Semiconductor, Integrated Device Technology, Intersil, IXYS, Lam Research, Linear Tech, LSI Logic, Microchip Technology, National Semiconductor, ON Semiconductor, Qlogic, Semtech, Silicon Labs, Skyworks Solutions, Vishay, Volterra and Xilinx.

Fiscal Year 2010 Executive Compensation Program Elements

Base Salaries

        Each of our Named Officers is party to an employment agreement or letter agreement that provides for a fixed base salary, subject to annual review by the Company. The Compensation Committee generally reviews base salaries for each executive officer in the first quarter of each fiscal year. In fiscal year 2010, the Compensation Committee considered the need to attract and retain key executives in light of the Company's challenging business and global economic environment, as well as the base salary increases awarded to our other employees generally, our Company's performance and growth, a subjective determination of each executive officer's past performance and expected future contributions, and the base salaries and total cash compensation and equity awards earned by comparable executives at our peer group companies (based on their published data).

        Based on this review, annual base salary compensation arrangements in effect for Messrs. Khaykin, Daskal, Barrow and Bixler at the close of fiscal year 2009 were carried over into fiscal year 2010 without adjustment. Accordingly, the annual base salary for Mr. Khaykin, Mr. Daskal, Mr. Barrow and Mr. Bixler of $750,000, $350,000, $350,000 and $320,000, respectively, in effect when each of such persons joined the Company remained in effect throughout the 2010 fiscal year (See Description of Employment Agreements, Salary and Bonus Amounts of Named Officers, below). The Compensation Committee determined that these salary levels were appropriate for their respective duties and responsibilities and to successfully recruit each of them in the competitive market. The base salary level for Mr. Khaykin, the Company's CEO, is higher than the base salary levels for the other Named Officers reflecting his responsibility as CEO for the overall operations of the Company. The "Summary Compensation Table—Fiscal Year 2010" below shows the base salary paid to each Named Officer for fiscal year 2010.

Short-Term Incentive Compensation Opportunity

        For fiscal year 2010, the Compensation Committee established (based on the recommendations of the CEO), a short-term cash incentive bonus program for Named Officers based on the achievement of performance goals established for fiscal year 2010 aligned to the Company's strategic business plan. Under the incentive bonus program, each Named Officer was eligible to receive a cash bonus for fiscal year 2010, expressed as an individual target bonus established for each Named Officer, and determined based on the Company's level of achievement of a pre-established Company performance goal and each Named Officer's achievement of individualized goals. In order for any bonus to be paid under the incentive bonus program, the Company needed to achieve the threshold performance goal. Each officer's individual bonus target was expressed as a percentage of the officer's annualized base salary. The individual bonus targets established for Messrs. Khaykin, Daskal, Barrow and Bixler were 100%, 70%, 70% and 50%, respectively. The target bonus percentage established for each Named Officer was consistent with the target bonus percentage that was provided in each of the Named Officer's respective employment agreement or offer letter with the Company. The level of bonus target for each Named Officer was established to reflect varying degrees of responsibility and to be consistent with a desired overall level of total eligible compensation.

        The Company's performance goal for fiscal year 2010 was the Company's level of achievement of earnings before income and taxes, less certain extraordinary items ("EBIT"), established prior to the application of any bonus payments. This measure was used in order to align executive compensation with a principal measure of the Company's business plan. If the Company achieved the threshold EBIT performance goal, each Named Officer was eligible to receive up to 50% of his target bonus. If the Company achieved the target EBIT performance goal, each Named Officer was eligible to receive up to 100% of his target bonus. If the Company achieved the maximum EBIT performance goal, each Named Officer was eligible to receive up to 150% of his target bonus. The bonus opportunity for each Named Officer for levels of achievement by the Company between the performance goals for threshold and target, and levels of achievement by the Company between the performance goals for target and maximum would be determined on a scale depending on the extent to which the Company exceeded its performance goals for threshold or target, respectively. Once the Company determined the level of achievement of the EBIT goals, the actual bonus payouts would be subject to the Compensation Committee's subjective review of each Named Officer's performance against the individualized performance goals recommended by the CEO and established by the Compensation Committee for each Named Officer. The Compensation Committee would then have the discretion to adjust the amount of the bonus payable downward based on its assessment of individual performance. In no event would any bonus exceed 150% of the Named Officer's applicable target bonus. Following the close of fiscal year 2010, the Compensation Committee determined that the Company did not achieve the threshold EBIT performance goal, and accordingly, no bonuses were awarded to Named Officers under the incentive bonus program for fiscal year 2010. The Compensation Committee set the specific performance targets for fiscal year 2010 so that the Named Officers would be eligible to receive the target level awards if the Company achieved "plan" EBIT performance. The Company does not disclose its business "plan" or the components thereof because they constitute confidential business information that could impair the Company's ability to compete effectively. However, by setting the target level of awards based on achieving the "plan" level of performance, the Compensation Committee believes the performance targets were challenging based on historical company performance and industry and market conditions. The maximum performance goals for fiscal year 2010 reflected ambitious goals that were not expected to be achieved unless the Company's results were exceptional and well above the Company's business "plan."

Equity Incentive Awards

        Fiscal Year 2010 Annual Equity Awards.    The Company's view is that the executive officers' long-term compensation should be directly linked to the value provided to our stockholders. In fiscal year 2010, in view of the aggressive goals established the executive's short term cash incentive program and in order to align the granting of equity awards with the Company's performance to its overall business plan, the Company made equity awards to executive officers and other key employees in the form of performance-based restricted stock unit ("PSU") awards in the second quarter of the fiscal year. The Company's view is that awarding performance-based restricted stock unit awards helps to align executive performance to the Company's performance. Given the industry and economic conditions in effect during the beginning of fiscal year 2010, the Committee believed it appropriate to incentivize short to medium term performance through the PSU program, in lieu of long term time-based equity compensation.

        Under the PSU program, PSU awards would be made under the Company's 2000 Incentive Plan, as amended (the "Plan"). Each PSU award is scheduled to vest or terminate, in whole or in part, as the case may be, depending on the satisfaction of specified performance conditions. On November 11, 2009, the Compensation Committee made PSU awards under the PSU program to Messrs. Khaykin, Barrow, Daskal and Bixler in the amount of 25,000, 12,500, 12,500 and 10,500 restricted stock units, respectively.

        For Messrs. Khaykin and Barrow, in order for any of the PSUs to be become vested, the Company must achieve the goal (the "Corporate Performance Goal") of a certain level of earnings before interest and taxes, exclusive of any extraordinary and one-time items, as so identified and designated by the Committee, in each of two consecutive quarters during the period between the beginning with the Company's second quarter of its fiscal year 2010 and the end of the Company's first quarter of its fiscal year 2011. If the Corporate Performance Goal is achieved, then 100% of the PSUs will vest upon the third business day following the filing of the Company's unaudited financial statements with the SEC for the Company's first quarter of its fiscal year 2011 (the "PSU Vesting Date"). If the Corporate Performance Goal is not achieved, then none of the PSUs subject to the award will vest and the PSU award will terminate on the PSU Vesting Date.

        For Messrs. Daskal and Bixler, in order for any of the PSUs to be become vested, the Company must achieve the Corporate Performance Goal. If the Corporate Performance Goal is achieved, then the number of PSUs subject to the award that becomes vested depends on the achievement of certain individual performance goal(s) ("Individual Performance Goals") established for Messrs. Daskal and Bixler based on certain budgetary targets and/or Company project goals in the officer's area of responsibility. For Messrs. Daskal and Bixler, if the Corporate Performance Goal is achieved but no Individual Performance Goals are achieved, then 50% of the PSUs subject to the award will vest on the PSU Vesting Date. If both the Corporate Performance Goal and one or more Individual Performance Goals are achieved, then the number of PSUs that will vest on the PSU Vesting Date shall be (i) 50% of the total PSUs under the award due to the achievement of the Corporate Performance Goal, plus (ii) the number of PSUs represented by the percentage of the total award PSUs allocated to the individual goal(s) that is/are actually achieved. Any PSUs under the award that are not vested on the PSU Vesting Date will terminate.

        The determination of whether the Corporate Performance Goal or any Individual Performance Goal has been met is made by the Compensation Committee. In August 2010, the Compensation Committee determined that the Corporate Performance Goal had been achieved and each of the Individual Performance Goals applicable to the Named Officers had been achieved. Accordingly, on the PSU Vesting Date, the PSU awards shall vest for Messrs. Khaykin, Daskal, Barrow and Bixler in the amounts of 25,000, 12,500, 12,500 and 10,500 shares, respectively.

        Timing of Award Grants.    The Company has not historically had any program, plan or practice to time the grant of equity-based awards to our executives in coordination with the release of material non-public information; however the Company has adopted a practice for grants of option awards to generally be made on the third trading day following the filing of the Company's next periodic report with the SEC, with restricted stock unit (and PSU awards) granted at the time deemed appropriate for the business needs of the Company. All equity grants are made under the Company's stock plans approved by the stockholders. The per share exercise price of options cannot be less than the closing price of the Company's common stock on the date of grant.

Non-Qualified Deferred Compensation Plan

        The Company maintains the DCP which became effective July 5, 2004, for the benefit of its executives and other key employees and its directors. Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Officers, and members of the Board, may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company incentive plan or 100% of their director fees to be earned during the following calendar year. In addition, the Company may make discretionary contributions, although it did not do so for fiscal year 2010. The Company believes that providing the executive officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation so deferred, even though the related deduction for the Company is also deferred.

        None of the Named Officers (or any of our directors) have elected to participate in the DCP, and the Company has made no contribution to the DCP with respect to any of the Named Officers.

401(k) Retirement Benefits

        The Company provides retirement benefits to its executive officers under the terms of its tax-qualified 401(k) plan. The Named Officers participate in the plan on substantially the same terms as the other participating employees.

Perquisites

        The Company provides certain perquisites and personal benefits to the executive officers. The nature and amount of these perquisites vary among the executive officers and generally include one or more of the following: automobile allowance and relocation benefits. While the Company does not provide many perquisites or personal benefits, we believe that perquisites and personal benefits are often a tax-advantaged way to provide the executive officers with additional annual compensation that supplements their other compensation opportunities, and therefore treat perquisites as another component of annual compensation that is merely paid in a different form. In the case of relocation benefits, they also provide an important element in the Company's ability to recruit key talent. The perquisites and personal benefits paid to each Named Officer in fiscal year 2010 are reported in the "Summary Compensation Table—Fiscal Year 2010" below, and are explained in more detail in footnotes (3) through (8) thereto.

Severance and Other Benefits

        Severance Benefits Generally.    Prior to fiscal year 2008, none of the executive officers of the Company were parties to any contract, plan or arrangement that provided the executive officers with any severance or other payments at, following or in connection with a termination of employment with the Company. During fiscal year 2008, in order to support the Company's compensation objective of attracting, retaining and motivating qualified executives and in light of the Company's challenging business circumstances during fiscal year 2008, the Company determined that it was in the best interests of the Company and its stockholders to provide its executive officers with severance protections upon certain types of termination. The severance protections for our executive officers are negotiated on an individual by individual basis in connection with the negotiation of other employment terms, typically in connection with the entering into of employment agreements or employment offer letters or separation agreements with each executive officer. The Compensation Committee evaluates the level of severance benefits, if any, to provide to an executive officer on a case-by-case basis, and in general, the Company considers these severance protections an important part of an executive's compensation.

        Severance Benefits for Named Officers.    As described in more detail below under "Potential Payments Upon a Termination or Change in Control," the employment agreement for Mr. Khaykin provides Mr. Khaykin with severance and other benefits upon an actual or constructive termination of employment, with enhanced benefits if such termination occurs in connection with a change in control of the Company. Mr. Daskal is also entitled to severance and other benefits upon an actual or constructive termination of employment during his first year of employment under the terms of his employment agreement with the Company and is entitled to enhanced severance benefits under his severance agreement with the Company if such termination occurs in connection with a change in control of the Company. Under their respective agreements, in certain circumstances Messrs. Khaykin and Daskal may also be entitled to a tax "gross-up" payment in the event that the benefits they are entitled to receive are subject to the imposition of excise taxes under Section 4999 of the IRC in connection with a change in control of the Company. These gross-up benefits were negotiated in connection with entering into their respective agreements and the Compensation Committee determined that providing these Named Officers with this benefit was necessary and appropriate to attract and retain these executive officers during a challenging period for the Company. However, the Company has made a determination as a matter of policy that such provisions will not be included in future agreements with executive officers.

        Messrs. Bixler and Barrow are entitled to severance and other benefits upon an actual or constructive termination of employment under the terms of their respective severance agreements if such termination occurs in connection with a change in control of the Company. Under their respective agreements, in certain circumstances Messrs. Barrow and Bixler may also be entitled to a tax "gross-up" payment in the event that the benefits they are entitled to receive are subject to the imposition of excise taxes under Section 4999 of the IRC in connection with a change in control of the Company.

        During fiscal year 2009, the Compensation Committee adopted non-binding severance guidelines that are applicable to officers of the Company in the event that their employment is terminated by the

Company for reasons other than for cause. However, the guidelines would not apply to any Named Officer who already has a negotiated severance agreement in place. Accordingly, the guidelines would not apply to Messrs. Khaykin, and would not apply to Messrs. Daskal, Barrow or Bixler to the extent their respective severance agreements are applicable. While these are guidelines, they are not contractual commitments on behalf of the Company. The Compensation Committee adopted these guidelines in an effort to try to standardize severance compensation for employees terminating under these circumstances. Under the severance guidelines, such officers could be provided with a severance benefit from the Company of up to fifty-two weeks of base pay, a maximum of one year following employment termination date to exercise vested stock options, six months' continued medical plan coverage and six months outplacement services under Company practices. Severance arrangements may include certain additional covenants in favor of the Company and may include certain additional severance pay to compensate the officer for being able to consult with the Company or to assist with the transition of duties. An executive officer would be required to provide a release of claims in order to receive any enhanced severance benefits. Notwithstanding the adoption of the severance policy, the policy is non-binding and the Compensation Committee retains the discretion and the authority to review, approve, modify or alter under then existing circumstances any such arrangement prior to the execution of any agreement with the executive officer.

        We generally do not believe that executive officers should be entitled to severance benefits merely because a change in control transaction occurs. However, under the terms of our stock incentive plans, unless the Board determines otherwise, if the Company undergoes a "change in control" (as defined in the applicable stock incentive plan), then, like all other employees, Named Officers will receive immediate vesting and/or payout of their outstanding long-term incentive compensation awards. Although this vesting will occur whether or not a Named Officer's employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Officers' ability to realize any further value with respect to the equity awards.

        Please see the "Potential Payments Upon Termination or Change in Control" section below for a description of the potential payments that may be made to the Named Officers in connection with their termination of employment or a change in control.

Actions of the Compensation Committee Following Fiscal Year 2010

        Following the close of fiscal year 2010, the Compensation Committee adopted its fiscal year 2011 compensation arrangements for the Named Officers. The base salary for each Named Officer was unchanged for fiscal year 2011. The Compensation Committee also adopted an incentive compensation program for Named Officers comprised of a mixture of cash and equity.

        Under the cash incentive bonus program, each such officer is eligible to receive a cash bonus for fiscal year 2011, expressed as a target bonus percentage of the officer's annualized base salary, and determined through the Company's level of achievement of certain performance goals and each officer's achievement during the Program Period of any individualized goals established for such officer. The Company must achieve a threshold performance goal in order for any bonus to be paid under the incentive bonus program. The target bonus percentages for all Named Officers were unchanged from fiscal year 2010, with the exception of Mr. Bixler's incentive bonus percentage changing from 50% to 60% of base salary. The Company's performance goal for the program is based upon the Company's level of achievement of operating income before bonus and excluding extraordinary and one-time items, such as the Company's ERP initiatives. Goals and assessments for the program are made on a semiannual basis.

        The equity incentive program consists of the grant to Named Officers of two types of RSU awards: (i) RSU awards that vest over the employee's service with the Company ("Retention RSUs") and (ii) RSU awards that vest on the satisfaction of specified performance conditions ("Performance RSUs"). For the Retention RSUs, one third of the RSU award vests on each of the first three anniversaries of the grant date. For the Performance RSUs, each RSU award is scheduled to vest or terminate, in whole or in part, as the case may be, depending on the satisfaction of specified performance conditions. Vesting takes place upon the Company's achievement of certain performance goals, or certain individual performance goals , or both, during any given Company fiscal quarter up to the end of the Company's 2012 fiscal year. Because Mr. Khaykin was granted a front-loaded level of equity awards at the time of his hire in 2008 Mr. Khaykin was not included in the equity program.

Section 162(m) Policy

        Under current Internal Revenue Service guidance, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any year to the corporation's CEO and other three most highly compensated executive officers (not including the principal financial officer). However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met. As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Action will be taken to qualify most compensation approaches to ensure deductibility, except in those limited cases in which the Compensation Committee believes stockholder interests are best served by retaining flexibility. In such cases, the Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has certain duties and powers as described in its Charter. As of the end of our 2010 fiscal year, the Compensation Committee was comprised of the four (4) Non-Employee Directors named at the end of this report, each of whom is independent as defined by the NYSE listing standards.

        The Compensation Committee for our 2010 fiscal year has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and our discussions, the Compensation Committee for our 2010 fiscal year has recommended to the Board of Directors that the Compensation Discussion and Analysis ("CD&A") section be included in this proxy statement. The CD&A section includes information for the Company's 2010 fiscal year based on the date of the filing of this report.

The Compensation Committee of the Board of Directors

Rochus E. Vogt (Chair) Barbara L. Rambo Mary B. Cranston Jack O. Vance

(1)
SEC filings sometimes "incorporate information by reference." This means a company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE
TO THE COMPANY'S RISK MANAGEMENT

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives and employees. These safeguards include: managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term shareholder value creation; issuing equity awards that vest over multi-year time horizons; and capping cash incentive plan payments. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and the Compensation Committee approves all performance goals, award vehicles, and pay opportunity levels.

 COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

        Mary B. Cranston, Jack O. Vance and Rochus E. Vogt served as members of the Compensation Committee during all of our 2010 fiscal year. Barbara L. Rambo has served as a member of the Compensation Committee since December 3, 2009. No current member of the Compensation Committee, and no member of our Compensation Committee during our 2010 fiscal year, is a current or former executive officer or employee of the Company, or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during our 2010 fiscal year.

SUMMARY COMPENSATION TABLE—FISCAL YEAR 2010

        The following table presents information regarding compensation of our Named Officers for services rendered during fiscal years 2010, 2009 and 2008:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)	All Other Compensation ($)(3)(4)(5)(6)(7)(8) (i)	Total ($) (j)
Oleg Khaykin,	2010	750,000	—	476,750	—	—	—	5,048	1,231,798
Chief Executive Officer	2009	778,845	—	5,692,500	5,767,500	—	—	61,120	12,299,965
	2008	245,192	8,000	—	—	—	—	42,077	295,269
Ilan Daskal,	2010	350,000	—	238,375	—	—	—	97,136	685,511
Executive Vice President	2009	255,769	125,000	366,500	629,250			56,109	1,432,628
and Chief Financial
Officer(4)
Michael Barrow,	2010	350,000	—	238,375	—	—	—	66,453	654,828
Executive Vice President	2009	363,461	—	528,500	635,250			91,611	1,618,822
and Chief Operations	2008	74,038	—	—	—	—	—	1,743	75,781
Officer
Timothy E. Bixler,	2010	320,000	—	200,235	—	—	—	3,759	523,994
Vice President, General	2009	313,846	160,000	278,250	281,250	—	—	51,784	1,085,130
Counsel and Secretary(6)

(1)
For Mr. Khaykin, the amount reported in Column (d) above for fiscal year 2008 represents the signing bonus that became payable to Mr. Khaykin upon entering into an employment agreement with the Company. For Mr. Daskal, the amount reported in Column (d) above for fiscal year 2009 represents the hiring bonus paid to Mr. Daskal pursuant to his employment agreement. For Mr. Bixler, the amount reported in Column (d) above for fiscal year 2009 represents the bonus guaranteed for Mr. Bixler for fiscal year 2009 under his employment agreement.

(2)
The amounts reported in Column (e) and (f) above reflect the aggregate grant date fair value for option and restricted stock unit awards (disregarding any estimate of forfeitures related to service-based vesting conditions) granted during each year presented and computed in accordance with FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by vesting in an option, restricted stock or restricted stock unit award). Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards. The SEC's disclosure rules previously required that we present stock award and option award information for fiscal year 2009 and 2008 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we would recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC's disclosure rules require that we now present the fiscal year 2009 and 2008 stock award and option award amounts above on a similar basis as the fiscal year 2010 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC's past disclosure rules, the amounts reported in the table above for stock award and option awards in fiscal years 2009 and 2008 differ from the amounts previously reported in our Summary Compensation Table for the same persons in those same years. As a result, each such Named Officer's total compensation amounts for fiscal years 2009 and 2008 also differ from the amounts previously reported in our Summary Compensation Table for those years. No stock options or stock awards were granted in fiscal year 2008.

For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see (i) the discussion of option and restricted stock unit award contained in Part II, Item 8, Note 7, "Stock-Based Compensation" to the Company's Consolidated Financial Statements, included in the Company's 2010 Annual Report, and (ii) similar Stock-Based Compensation Plan notes contained in the Company's Consolidated Financial Statements filed with Annual Reports on Form 10-Ks for fiscal years prior to fiscal year 2010 as to the options and restricted stock unit awards granted in those years.

(3)
The amount reported in Column (i) for Mr. Khaykin for fiscal year 2010 consists of employer paid life insurance premiums ($5,048).

(4)
Mr. Daskal joined the Company as its Executive Vice President and Chief Financial Officer on October 6, 2008. The amount reported in Column (i) for Mr. Daskal for fiscal year 2010 consists of relocation expenses including tax gross-up ($86,657); an automobile allowance ($6,720); a matching contribution under the Company's 401K plan ($3,000) and employer paid life insurance premiums ($759).

(5)
The amount reported in Column (i) for Mr. Barrow for fiscal year 2010 consists of relocation expenses including tax gross-up ($58,974); an automobile allowance ($6,720); and employer paid life insurance premiums ($759).

(6)
Mr. Bixler joined the Company as its Vice President, General Counsel and Secretary on July 8, 2008. The amount reported in Column (i) for Mr. Bixler for fiscal year 2010 consists of a matching contribution under the Company's 401K plan ($3,000); and employer paid life insurance premiums ($759).

Compensation of Named Officers

        The "Summary Compensation Table—Fiscal Year 2010" above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers during our 2010 fiscal year. The primary elements of each Named Officer's total compensation reported in the table are base salary, retention and other bonuses and long-term equity incentives in the form of stock options and restricted stock units and an annual incentive compensation opportunity. Named Officers also earned or were paid the other benefits listed in Column (i) of the "Summary Compensation Table—Fiscal Year 2010," as further described in footnotes (3) through (6) to the table.

        The "Summary Compensation Table—Fiscal Year 2010" should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer's base salary and the bonuses received by each Named Officer, if any, is provided immediately following this paragraph. The Grants of Plan-Based Awards in Fiscal Year 2010 table, and the description of the Named Officers' annual incentive compensation opportunity that follows it, provides information regarding the equity awards and incentive bonus opportunities awarded to Named Officers during our 2010 fiscal year. The Outstanding Equity Awards at Fiscal Year Ended June 27, 2010 and Option Exercises and Stock Vested in Fiscal Year 2010 tables provide further information on the Named Officers' potential realizable value and actual value realized with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our Named Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts of Named Officers

        The Company has entered into an employment agreement with Mr. Khaykin, and has entered into employment letter agreements with each of Messrs. Daskal, Barrow and Bixler.

        Mr. Khaykin.    The Company and Mr. Khaykin, the Company's CEO, are parties to an employment agreement dated February 6, 2008, providing for Mr. Khaykin to become the Company's President and CEO effective March 1, 2008. Mr. Khaykin's agreement generally provides for a three-year term, with annual renewals for up to four additional years unless either party provides a timely written notice of non-renewal. Mr. Khaykin's agreement provides that Mr. Khaykin's base salary shall be $750,000 annually, Mr. Khaykin will have a target annual incentive bonus opportunity equal to 100% of his base salary and Mr. Khaykin will receive a one-time signing bonus equal to $575,000 less the amount of the fiscal year 2007 bonus he receives from his prior employer; Mr. Khaykin received $567,000 from his prior employer and is entitled to receive $8,000 from the Company on account of the signing bonus. Mr. Khaykin also received stock options and restricted stock units granted under the 2000 Plan in such amounts and on such terms set forth in Mr. Khaykin's agreement. Under Mr. Khaykin's agreement, the Company agreed to appoint Mr. Khaykin to the Company's Board promptly following March 1, 2008. In connection with any expiration of the term of Mr. Khaykin's Board seat during his period of employment with the Company, the Company has agreed to re-nominate Mr. Khaykin to the Board at the related annual meeting of the Company's stockholders. Mr. Khaykin's agreement also provides Mr. Khaykin with severance payments and benefits upon his termination of employment. See "Potential Payments upon Termination or Change in Control" below for a description of the material terms of these benefits.

        Mr. Daskal.    The Company and Mr. Daskal entered into an offer letter agreement dated September 20, 2008 ("Daskal Offer Letter") and a Severance Agreement dated September 20, 2008 ("Daskal Severance Agreement"). Under the Daskal Offer Letter, Mr. Daskal is entitled to an annual base salary of $350,000 and a target annual incentive bonus opportunity equal to 70% of his base salary (which may not be reduced in the first two years of employment). In addition, Mr. Daskal was entitled to receive a one-time signing bonus from the Company equal to $125,000. In addition, under the Daskal Offer Letter, Company management agreed to recommend to the Compensation Committee that Mr. Daskal be granted equity awards of (i) an option to purchase 75,000 shares of the Company's common stock, and (ii) restricted stock units covering 25,000 shares of the Company's common stock, which awards would be made subject to the terms and conditions of the Company's current stock option plan and the Company's standard vesting requirements (but with vesting in equal installments on the first three anniversaries of Mr. Daskal's hire date of October 6, 2008). These equity awards were granted on November 11, 2008, the third business day following the filing of the Company's periodic report on Form 10-Q for the fiscal quarter ending September 30, 2008. The Daskal Offer Letter also provides that if Mr. Daskal were entitled to severance benefits under the Daskal Severance Agreement in connection with a "change in control" prior to the grant of his restricted stock units, the Company's obligation to grant such units would be cancelled and Mr. Daskal would be entitled to additional severance equal to 25,000 times the closing price of the Company's stock on the date of his termination (such provision is no longer applicable, as Mr. Daskal's restricted stock units were granted on November 11, 2008). Included as part of Mr. Daskal's benefits under the Daskal Offer Letter were certain relocation, home sale assistance and temporary living assistance benefits for a period of one year following his employment start date with the Company. On November 4, 2009, the Company and Mr. Daskal entered into an Offer Letter Amendment extending the period during which Mr. Daskal is eligible to receive such relocation, home sale assistance and temporary living assistance benefits until October 6, 2011, the end of third year following Mr. Daskal's start date with the Company.

        The Daskal Offer Letter and the Daskal Severance Agreement also provide Mr. Daskal with severance payments and benefits upon his termination of employment. See "Potential Payments upon Termination or Change in Control" below for a description of the material terms of these benefits.

        Mr. Bixler.    On May 16, 2008, the Company entered into a letter agreement providing for Mr. Bixler to become the Company's Vice President and General Counsel. Mr. Bixler subsequently joined the Company on July 8, 2008 and was appointed Secretary of the Company. Mr. Bixler's agreement provides that Mr. Bixler's base salary shall be $320,000 annually and Mr. Bixler will have a target annual incentive bonus opportunity equal to 50% of his base salary. The agreement provided that Mr. Bixler's incentive bonus for the first year of his employment would be guaranteed. Mr. Bixler's agreement also provided that Mr. Bixler would receive stock options and restricted stock units under the 2000 Plan in such amounts and on such terms set forth in Mr. Bixler's agreement, which were granted on August 6, 2008. Under his letter agreement, Mr. Bixler is also entitled to relocation benefits. On June 8, 2008, the Company and Mr. Bixler signed an agreement that provides Mr. Bixler with severance payments and benefits upon his termination of employment under certain conditions. See "Potential Payments upon Termination or Change in Control" below for a description of the material terms of these benefits.

        Mr. Barrow.    On March 28, 2008, the Company entered into a letter agreement providing for Mr. Barrow to become the Company's Executive Vice President and Chief Operations Officer effective April 1, 2008. Mr. Barrow's agreement provides that Mr. Barrow's base salary shall be $350,000 annually and Mr. Barrow will have a target annual incentive bonus opportunity equal to 70% of his base salary. The agreement also provided that Mr. Barrow would receive stock options and restricted stock units under the 2000 Plan in such amounts and on such terms set forth in Mr. Barrow's agreement, which were granted on August 6, 2008. Mr. Barrow is also entitled to a car allowance and relocation benefits. On August 21, 2008, the Company and Mr. Barrow signed an agreement that provides Mr. Barrow with severance payments and benefits upon his termination of employment under certain conditions. See "Potential Payments upon Termination or Change in Control" below for a description of the material terms of these benefits.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010

        The following table presents information regarding the equity and non-equity incentive awards granted to the Named Officers during fiscal year 2010 under the Company's 2000 Incentive Plan and the short-term incentive opportunities under the fiscal year 2010 bonus program. The material terms of each grant are described below under "Description of Plan-Based Awards."

					Estimated Possible Payments Under Equity Incentive Plan Awards			All Option Awards: Number of Securities Underlying Options (#) (i)
		Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)							Exercise or Base Price of Option Awards ($/Sh) (j)	Grant Date Fair Value of Stock and Option Awards ($)(2) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)				Type of Equity Award(3)
Oleg Khaykin		$375,000	$750,000	$1,125,000
	11/11/09				—	25,000	—			$476,750	Restricted Stock Unit
Ilan Daskal		$122,500	$245,000	$367,500
	11/11/09				—	25,000	—			$238,375	Restricted Stock Unit
Michael Barrow		$122,500	$245,000	$367,500
	11/11/09				—	25,000	—			$238,375	Restricted Stock Unit
Timothy E. Bixler		$80,000	$160,000	$240,000
	11/11/09				—	25,000	—			$200,235	Restricted Stock Unit

(1)
Amounts represent the potential amounts payable for our 2010 fiscal year in respect of these Named Officers' annual incentive opportunity at threshold, target and maximum performance levels. The Company did not achieve the threshold level of performance for fiscal year 2010 and therefore no bonuses were paid under this incentive bonus program.

(2)
These amounts present the aggregate grant date fair value of the restricted stock unit awards computed in accordance with FASB ASC Topic 718 and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock unit award). For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of restricted stock unit award contained in Part II, Item 8, Note 7, "Stock-Based Compensation" to the Company's Consolidated Financial Statements, included in the Company's 2010 Annual Report.

(3)
The restricted stock units granted on November 11, 2009 are performance-based restricted stock units and are described below under "Description of Plan-Based Awards."

 DESCRIPTION OF PLAN-BASED AWARDS

        Incentive Bonuses.    As discussed above under the heading "Compensation Discussion and Analysis—Fiscal Year 2010 Executive Compensation Program Elements—Short-Term Incentive Compensation Opportunity," the Compensation Committee established a short-term incentive program for the 2010 fiscal year under which each Named Officer was eligible to receive a cash bonus for fiscal year 2010, expressed as an individual target bonus established for each Named Officer, and determined based on the Company's level of achievement of a pre-established Company performance goal and each Named Officer's achievement of individualized goals. In order for any bonus to be paid under the incentive bonus program, the Company needed to achieve a threshold performance goal. Each officer's individual bonus target was expressed as a percentage of the officer's annualized base salary. The individual bonus targets established for Mr. Khaykin, Mr. Daskal, Mr. Barrow and Mr. Bixler were 100%, 70%, 70% and 50%, respectively. The target bonus percentages established for each Named Officer was consistent with the target bonus percentages that were provided for in each of the Named Officer's respective employment agreement or offer letter with the Company.

        The Company's performance goal for the 2010 fiscal year was the Company's level of achievement of earnings before income and taxes, less certain extraordinary items ("EBIT"). If the Company achieved the threshold EBIT performance goal, each Named Officer was eligible to receive up to 50% of his target bonus. If the Company achieved the target EBIT performance goal, each Named Officer was eligible to receive up to 100% of his target bonus. If the Company achieved the maximum EBIT performance goal, each Named Officer was eligible to receive up to 150% of his target bonus. The bonus opportunity for each Named Officer for levels of achievement by the Company between the performance goals for threshold and target, and levels of achievement by the Company between the performance goals for target and maximum would be determined on a scale depending on the extent to which the Company exceeded its performance goals for threshold or target, respectively. Once the Company determines the level of achievement of the EBIT goals, the actual bonus payouts would be subject to the Compensation Committee's subjective review of each Named Officer's performance against the individualized performance goals established by the Compensation Committee for each Named Officer. The Compensation Committee would then have the discretion to adjust the amount of the bonus payable downward based on its assessment of individual performance. In no event would any bonus exceed 150% of the Named Officer's applicable target bonus. Because the Company did not achieve the threshold level of performance for fiscal year 2010, and no bonuses were paid under this incentive bonus program.

        Equity Awards.    On November 11, 2009, the Compensation Committee made PSU awards under the PSU program to Messrs. Khaykin, Barrow, Daskal and Bixler in the amount of 25,000, 12,500, 12,500 and 10,500 restricted stock units, respectively.

        For Messrs. Khaykin and Barrow, in order for any of the PSUs to be become vested, the Company must achieve the goal (the "Corporate Performance Goal") of a certain level of earnings before interest and taxes, exclusive of any extraordinary and one-time items, as so identified and designated by the Committee, in each of two consecutive quarters during the period between the beginning with the Company's second quarter of its fiscal year 2010 and the end of the Company's first quarter of its fiscal year 2011. If the Corporate Performance Goal is achieved, then 100% of the PSUs shall vest upon the third business day following the filing of the Company's unaudited financial statements with the SEC for the Company's first quarter of its fiscal year 2011 (the "PSU Vesting Date"). If the Corporate Performance

Goal is not achieved, then no PSUs subject to the award will vest and the PSU award will terminate on the PSU Vesting Date.

        For Messrs. Daskal and Bixler, in order for any of the PSUs to be become vested, the Company must achieve the Corporate Performance Goal. If the Corporate Performance Goal is achieved, then the number of PSUs subject to the award that becomes vested depends on the achievement of certain individual performance goal(s) ("Individual Performance Goals") established for Messrs. Daskal and Bixler. For Messrs. Daskal and Bixler, if the Corporate Performance Goal is achieved but no Individual Performance Goals are achieved, then 50% of the PSUs subject to the award shall vest on the PSU Vesting Date. If both the Corporate Performance Goal and one or more Individual Performance Goals are achieved, then the number of PSUs that will vest on the Vesting Date shall be (i) 50% of the total PSUs under the award due to the achievement of the Corporate Performance Goal, plus (ii) the number of PSUs represented by the percentage of the total award PSUs allocated to the individual goal(s) that is/are actually achieved. Any PSUs under the award that do not vest on the PSU Vesting Date will terminate.

        General Terms of Awards under 2000 Plan.    Each restricted stock unit award granted during fiscal year 2010 represents the right to receive one share of our common stock payable upon vesting subject to applicable withholding taxes. Each stock option award and restricted stock unit award is evidenced by an award agreement that sets forth the specific terms and conditions of the award, not inconsistent with the terms of the 2000 Plan.

        Unless the Compensation Committee determines otherwise, if the Company undergoes a "change in control event" (as defined in the 2000 Plan) each restricted stock unit will become vested and payable. In addition, if there is a transaction such as a reclassification, recapitalization, merger, consolidation, combination, spin-off or asset sale, the Compensation Committee may provide for a cash settlement or assumption, substitution or exchange of any or all outstanding awards.

        Each Named Officer's restricted stock unit award was granted under, and is subject to the terms of, the 2000 Plan. The Plan is administered by the Compensation Committee, and the Compensation Committee has the ability to interpret and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding restricted stock unit awards to reflect the corporate transactions described above, and making provision to ensure that participants satisfy any required withholding taxes. The Named Officers are not entitled to any dividend equivalent rights on their stock unit awards, and awards are generally only transferable to a beneficiary of a Named Officer upon his death or as approved by the Compensation Committee.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED JUNE 27, 2010

        The following table presents information regarding the outstanding equity awards held by each Named Officer as of the end of our 2010 fiscal year:

						Stock Awards
		Option Awards					Market Value of Shares or Units of Stock That Have Not Vested ($)(5) (h)
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2) (c)	Option Exercise Price ($) (e)	Option Expiration Date(3) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4) (g)
Oleg Khaykin	08/06/2008	300,000	450,000	18.55	8/5/2013	150,000	3,025,500
	11/11/2009	0	0	0	0	25,000	504,250
Ilan Daskal	11/11/2008	25,000	50,000	12.07	11/10/2013	16,666	336,153
	05/13/2009	8,334	16,666	12.95	5/12/2014	3,333	67,227
	11/11/2009	0	0	0	0	12,500	252,125
Michael Barrow	08/06/2008	5,000	50,000	18.55	8/5/2013	16,666	336,153
	05/13/2009	8,334	16,666	12.95	5/12/2014	3,333	67,227
	11/11/2009	0	0	0	0	12,500	252,125
Timothy E. Bixler	08/06/2008	10,000	20,000	18.55	8/5/2013	10,000	201,700
	05/13/2008	5,000	10,000	12.95	5/12/2014	0	0
	11/11/2009	0	0	0	0	10,500	211,785

(1)
All exercisable options are currently vested.

(2)
All unexercisable options are currently unvested. Subject to each Named Officer's continued employment, these options ordinarily become vested over a three-year period, with one-third of each option grant becoming vested on each of the first three anniversaries of the date the award was granted; provided however, (i) the awards granted to Mr. Khaykin vest on the first five anniversaries following March 1, 2008 (ii) the award granted to Mr. Daskal on November 11, 2008 vests on the first three anniversaries following October 6, 2008. As described in the "Potential Payments Upon Termination or Change in Control" section below, all or a portion of each option grant may vest earlier in connection with a change in control.

(3)
The expiration date shown is the normal expiration date, and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Officer's termination of employment or in connection with certain corporate transactions, including a change in control.

(4)
Subject to each Named Officer's continued employment, the restricted stock units granted on August 6, 2008, November 11, 2008 and May 13, 2009 ordinarily become vested over a three-year period, with one-third of each option grant becoming vested on each of the first three anniversaries of the grant date; provided however, (i) the awards granted to Mr. Khaykin vest on the first five anniversaries following March 1, 2008; and (ii) the award granted to Mr. Daskal on November 11, 2008 vests on the first three anniversaries following October 6, 2008. As described in the "Potential Payments Upon Termination or Change in Control" section below, all or a portion of each option grant may vest earlier in connection with a change in control. The restricted stock units granted on November 11, 2009 are performance-based restricted stock units and only vest upon the satisfaction of the applicable performance vesting conditions, as described in "Description of Plan Based Awards," above.

(5)
The aggregate market value of outstanding restricted stock unit awards is based on the closing price of the Company's common stock on June 25, 2010, which was the last trading day of the 2010 fiscal year.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

        The following table presents information regarding the exercise of stock options by the Named Officers during our 2010 fiscal year, and on the vesting during our 2010 fiscal year of restricted stock unit awards held by the Named Officers.

	Option Awards		Stock and Unit Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($)(1) (e)
Oleg Khaykin	0	0	50,000	(2)	$598,000	(2)
Ilan Daskal	0	0	1,667	(3)	$36,724	(3)
	0	0	8,334	(4)	$166,930	(4)
Michael Barrow	20,000	422,342	0		0
	0	0	1,667	(5)	$36,724	(5)
	0	0	8,334	(6)	$136,344	(6)
Timothy E. Bixler	0	0	5,000	(7)	$81,800	(7)

(1)
The dollar amounts shown for restricted stock unit awards in Column (e) above are determined by multiplying (i) the number of shares of restricted stock units becoming vested by (ii) the per-share closing price of our common stock on the vesting date.

(2)
For Mr. Khaykin, a total of 50,000 restricted stock units vested; however the number of shares acquired upon vesting were reduced by 23,340 shares in order to satisfy tax withholding obligations. The value realized upon vesting represents the value of the total of number of shares that vested.

(3)
For Mr. Daskal, 1,667 restricted stock units vested; however the number of shares acquired upon vesting were reduced by 611 shares in order to satisfy tax withholding obligations. The value realized upon vesting represents the value of the total of number of shares that vested.

(4)
For Mr. Daskal, 8,334 restricted stock units vested; however the number of shares acquired upon vesting were reduced by 2,979 shares in order to satisfy tax withholding obligations. The value realized upon vesting represents the value of the total of number of shares that vested.

(5)
For Mr. Barrow, 1,667 restricted stock units vested; however the number of shares acquired upon vesting were reduced by 661 shares in order to satisfy tax withholding obligations. The value realized upon vesting represents the value of the total of number of shares that vested.

(6)
For Mr. Barrow, 8,334 restricted stock units vested; however the number of shares acquired upon vesting were reduced by 2,979 shares in order to satisfy tax withholding obligations. The value realized upon vesting represents the value of the total of number of shares that vested.

(7)
For Mr. Bixler, 5,000 restricted stock units vested; however the number of shares acquired upon vesting were reduced by 1,787 shares in order to satisfy tax withholding obligations. The value realized upon vesting represents the value of the total of number of shares that vested.

 NON-QUALIFIED DEFERRED COMPENSATION PLAN—FISCAL YEAR 2010

        The Company maintains the DCP which became effective July 5, 2004. Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Officers, and members of the Board may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company incentive plans or 100% of their director fees to be earned during the following fiscal year. In addition, the Company may make discretionary contributions. None of the Named Officers (and none of the directors) is a participant in the DCP nor had or has any account balance under the DCP and the Company has not made any Company contributions with respect to any of the Named Officers under the DCP.

        Account balances are credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company. Participants are at all times 100% vested in the amounts credited to their deferral accounts with respect to their deferrals. Amounts credited with respect to discretionary Company contributions are subject to vesting requirements, if any, imposed on such amounts by the Company. Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment, retirement, disability, death, change in control of the Company or upon another previously determined scheduled distribution date, in a lump sum or installments pursuant to elections made under the rules of the DCP. For the Named Officers, Section 409A of the Code; requires that distributions may not occur earlier than six months following the Named Officer's termination of employment. The DCP is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the DCP. The Company has purchased corporate-owned life insurance to offset this liability. The Company did not make any discretionary contributions under the DCP during fiscal year 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        General.    The following section describes the benefits that may become payable to the Named Officers who were employed by the Company on the last day of the 2010 fiscal year in connection with certain terminations of their employment with the Company and/or a change in control of the Company.

        In addition to the termination benefits described below, outstanding equity based-awards held by our Named Officers may also be subject to accelerated vesting in connection with certain changes in control of the Company under the terms of the Company's equity incentive plans. For purposes of this section, for the Named Officers we have calculated the value of any option or restricted stock or unit award that may be accelerated in connection with a change in control of the Company to be the full value of such award (i.e., the full "spread" value for option awards and the full price per share of the common stock for stock and unit awards on June 25, 2010, which was the last trading day of the 2010 fiscal year).

        In addition to the benefits described below, upon a Named Officer's retirement or other termination of employment or certain changes on control of the Company, the Named Officer may receive a payout of his nonqualified deferred compensation balance under the Company's DCP (unless the officer has elected to receive his account balance in installments). Please see "Non-qualified Deferred Compensation Plan" discussion above of the Company's DCP for a description of these deferred compensation payments.

        Tax "Gross-Up" Clauses.    As described in "Named Officers Employed at 2010 Fiscal Year End," below, the Company has provided certain Named Officers with certain clauses that provide for the

"gross-up" of excise taxes under Sections 280G,4999 and/or 409A of the Code under certain circumstances in connection with the potential termination of employment of the employee. The Company believes that such actions were necessary and appropriate and in the best interests of the Company in retaining and attracting its executive officers during a challenging period for the Company. However, the Company has made a determination as a matter of policy that such provisions shall not be included in future agreements with executive officers.

        Mr. Khaykin.    Under the terms of Mr. Khaykin's employment agreement, if the Company terminates Mr. Khaykin's employment other than for "cause" or in the event Mr. Khaykin terminates employment for "good reason" (as these terms are used in the employment agreement), Mr. Khaykin will be entitled to a severance benefit from the Company equal to one and one-half times the sum of his annual base salary and annual target bonus paid in a series of installment payments over 18 months, 18 months accelerated vesting of his stock option and restricted stock unit awards (with vesting calculated on a monthly as opposed to annual basis), the maximum of one year following his termination date to exercise his vested stock options, and 18 months' continued medical plan coverage. If such a termination of employment occurs within two months prior to or two years after a change in control of the Company, the cash severance benefit will increase to two times the sum of Mr. Khaykin's annual base salary and annual target bonus and his stock options and restricted stock units will vest in full. A change in control also results in the cash severance being paid in a lump sum instead of installment payments. In addition, the Company will provide a tax "gross-up" benefit for Mr. Khaykin in the event any benefits he is entitled to receive are subject to excise taxes under Section 4999 of the Code in connection with a change in control of the Company to put Mr. Khaykin in the same position as though those benefits had not been subject to those excise taxes, unless a reduction in his benefits by an amount up to 15% of the total benefits would avoid such excise taxes. Mr. Khaykin will be required to provide a release of claims in order to receive any severance benefits in connection with a termination of his employment. Mr. Khaykin is also subject to confidentiality, non-solicitation and non-competition restrictive covenants under his employment agreement.

        Mr. Daskal.    The Company and Mr. Daskal entered into an offer letter agreement dated September 20, 2008 ("Daskal Offer Letter") and a Severance Agreement dated September 20, 2008 ("Daskal Severance Agreement"). The Daskal Offer Letter provides that, if Mr. Daskal's employment with the Company is terminated for any reason other than by the Company with "cause" or by Mr. Daskal for "good reason," (as defined therein) Mr. Daskal will receive a cash amount equal to the sum of one times his annual rate of base salary and target bonus for the fiscal year in which the termination occurred. Additionally, Mr. Daskal will have the maximum of one year following his termination date to exercise his vested stock options. Mr. Daskal will be required to provide a release of claims in order to receive any of the foregoing benefits. If Mr. Daskal is entitled to severance benefits under the Daskal Severance Agreement in connection with a "change in control," as described below, he will not be entitled to any additional severance benefits under the Daskal Offer Letter. The Daskal Offer Letter also provides that if Mr. Daskal were entitled to severance benefits under the Daskal Severance Agreement in connection with a "change in control" prior to the grant of his restricted stock units, the Company's obligation to grant such units would be cancelled and Mr. Daskal would be entitled to additional severance equal to 25,000 times the closing price of the Company's stock on the date of his termination (and such provision is no longer applicable, as Mr. Daskal's restricted stock units were granted on November 11, 2008).

        Under the terms of the Daskal Severance Agreement, if Mr. Daskal's employment is terminated by the Company without "cause" (and other than due to his death or disability) or by Mr. Daskal for "good reason" (each as defined in the Daskal Severance Agreement) and such termination occurs in connection with an impending "change in control" (as defined in the Daskal Severance Agreement) of the Company or at any time during the two year period after a "change in control" of the Company, Mr. Daskal will generally be entitled to receive the following benefits: (i) a cash payment equal to one times the sum of the Mr. Daskal's annual rate of base salary and Mr. Daskal's target bonus for the fiscal year in which the termination occurred, plus (ii) a cash payment equal to the pro-rata portion of Mr. Daskal's target bonus for the fiscal year in which the termination occurred (based on the number of whole months Mr. Daskal was employed during the fiscal year of the termination divided by twelve), plus (iii) continued medical coverage for up to 18 months at the same expense to Mr. Daskal as before the termination, plus (iv) accelerated vesting of the time-based vesting portion of all then-outstanding equity awards and deferred compensation, nonqualified retirement benefits or similar plans of the Company in which Mr. Daskal participates, and Mr. Daskal will have up to six months to exercise his then-vested options (subject to any merger or other agreement related to the change in control that provides for the awards to terminate upon the consummation of the transaction), plus (v) reimbursement for outplacement services obtained within up to a nine month period following Mr. Daskal's termination, up to a maximum of $50,000. In order to receive the forgoing severance benefits, Mr. Daskal must agree to release the Company from all claims arising out of his or her employment relationship. Amounts under clauses (i) and (ii) are payable to Mr. Daskal in a lump sum within ten days after the release becomes effective. Payments are also subject to any required delay imposed under Section 409A of the Code. In addition, the Company will provide a tax "gross-up" benefit for Mr. Daskal in the event any of his benefits are subject to excise taxes under Section 4999 of the Code in connection with a change in control of the Company to put Mr. Daskal in the same position as though those benefits had not been subject to those excise taxes; provided however, that if the present value of his total benefits is less than 345% of his applicable "base amount" (as defined under Section 280G), his total benefits will be reduced by the minimum amount required to avoid such excise taxes. The Company will also provide a tax "gross-up" benefit for Mr. Daskal in the event any of his benefits under his letter agreement are subject to excise taxes under Section 409A of the Code. In each case, Mr. Daskal's gross-up payments under Section 280G and 409A of the Code are subject to an aggregate excise tax payment limit of $3.0 million. Mr. Daskal is also subject to confidentiality, non-solicitation and non-competition restrictive covenants under the Daskal Severance Agreement.

        Mr. Barrow.    On August 21, 2008, the Compensation Committee approved a severance agreement for Mr. Barrow in substantially similar form as the Daskal Severance Agreement.

        Mr. Bixler.    In connection with his employment with the company, the Compensation Committee approved a severance agreement for Mr. Bixler in substantially similar form as the Daskal Severance Agreement.

        Non-Binding Severance Guidelines.    As described above, during fiscal year 2009, the Compensation Committee adopted non-binding severance guidelines that are applicable to the Named Officers in the event that their employment is terminated by the Company for reasons other than for cause. While these are guidelines, they are not contractual commitments on behalf of the Company; accordingly, any potential benefits that the Compensation Committee, in its discretion, may award under such guidelines in the future are not included in the table "Estimated Severance and Change in Control Benefits" below. Notwithstanding the foregoing, such guidelines would not apply to Mr. Khaykin, who has a severance agreement, nor to Mr. Daskal for the first year of his employment with the Company,

 Estimated Severance and Change in Control Benefits

        The following chart presents the Company's estimate of the amount of benefits to which Messrs. Khaykin, Daskal, Barrow and Bixler would have been entitled had his employment terminated or a change in control occurred on June 27, 2010 under scenarios set forth below. As noted above, the Company's non-binding severance guidelines are not contractual commitments on behalf of the Company; accordingly, any potential payments the Compensation Committee, in its discretion, may award under such guidelines are not included in the table below.

Name	Triggering Event	Cash Severance ($)(1)	Medical Benefit ($)(2)	Equity Acceleration ($)(3)	Excise Tax Gross-Up ($)(4)	Other (5)	Total
Oleg Khaykin	Resign without Good Reason	—	—	—	—	—	—
	Resign for Good Reason	2,250,000	30,299	1,101,750	—	—	3,382,049
	Termination without Cause	2,250,000	30,299	1,101,750	—	—	3,382,049
	Change of Control (no termination)	—	—	3,754,500	—	—	3,754,500
	Change of Control and Termination without Cause or Resign for Good Reason	3,000,000	30,299	4,258,750	1,937,605	—	9,226,654
Ilan Daskal	Resign without Good Reason	—	—	—	—	—	—
	Resign for Good Reason	525,000	—	—	—	—	525,000
	Termination without Cause	525,000	—	—	—	—	525,000
	Change of Control (no termination)	—	—	—	—	—	—
	Change of Control and Termination without Cause or Resign for Good Reason	840,000	30,982	1,180,871	—	50,000	2,101,853
Michael Barrow	Resign without Good Reason	—	—	—	—	—	—
	Resign for Good Reason	—	—	—	—	—	—
	Termination without Cause	—	—	—	—	—	—
	Change of Control (no termination)	—	—	—	—	—	—
	Change of Control and Termination without Cause or Resign for Good Reason	840,000	21,274	856,834	—	50,000	1,768,108
Timothy E. Bixler	Resign without Good Reason	—	—	—	—	—	—
	Resign for Good Reason	—	—	—	—	—	—
	Termination without Cause	—	—	—	—	—	—
	Change of Control (no termination)	—	—	—	—	—	—
	Change of Control and Termination without Cause or Resign for Good Reason	640,000	19,525	518,085	—	50,000	1,227,610

(1)
These amounts represent the total cash severance amount payable under the respective executive's agreement with the Company described above.

(2)
These amounts represent the estimated aggregate cost of premiums that would be charged to each of Messrs. Khaykin, Daskal, Barrow and Bixler to continue health coverage for the eighteen months pursuant to COBRA for each individual and his eligible dependents (to the extent that such dependents were receiving health benefits prior to the individual's termination date).

(3)
This column represents the intrinsic value of the executive's awards that would accelerate in the circumstances. For unvested restricted stock units, this amount is calculated by multiplying the closing price of our common stock on June 27, 2010 by the number of restricted stock units subject to the accelerated portion of the award. For options, this amount is calculated by multiplying the amount (if any) by which the closing price of our common stock on June 27, 2010 exceeds the exercise of the option by the number of shares subject to the accelerated portion of the option.

(4)
The amount represents the estimated cost to the Company to provide the excise tax gross-up payment that the Company would be obligated to make pursuant to the terms of each of Messrs. Khaykin's, Daskal's, Barrow's and Bixler's agreements with the Company.

(5)
The amount represents the outplacement reimbursement benefit payable to the Named Officer pursuant to the Named Officer's applicable agreement.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter adopted by the Board, the Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided to the stockholders and the SEC, the Company's internal control structure, its internal and external audit process, its risk management process, and other matters relating to the accounting and financial reporting processes.

        The Audit Committee discussed with the Company's Chief Executive Officer, Chief Financial Officer and Ernst & Young LLP ("E&Y"), the Company's independent auditors for fiscal year 2010, the financial information (including the restated and/or adjusted information set forth for prior periods) contained in the Form 10-K for the fiscal year ended June 27, 2010 prior to filing with the SEC.

        The Audit Committee discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by PCAOB in Rule 3200T.

        E&Y has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with E&Y that firm's independence. The Audit Committee has concluded that E&Y's provision of audit and non-audit services to the Company is compatible with E&Y's independence.

        The Audit Committee discussed and reviewed with E&Y communications required under applicable professional auditing standards and regulations and, with and without management present, discussed and reviewed the results of E&Y's examination of the financial statements, along with the results of internal auditors' examinations.

        The Audit Committee conducted an assessment of its performance and discussed the results. As a part of its performance assessment, the Audit Committee reviewed its charter and, after appropriate review and discussion, reaffirmed the Audit Committee Charter.

        The Audit Committee reviewed and discussed the audits of the financial statements and internal control over financial reporting with management and E&Y.

        Management has responsibility for the Company's financial statements and the overall reporting process, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal control over financial reporting.

        For fiscal year 2010, E&Y was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether these financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised.

        Based upon the Audit Committee's review and discussions with management and E&Y described in this report, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2010 include the audited financial statements for its fiscal year 2010. E&Y's appointment as the Company's independent registered accounting firm for fiscal year 2010 was ratified by the stockholders at the 2009 annual meeting of stockholders.

        Each of the members of the Audit Committee is independent as defined under the listing standards of the NYSE and the rules of the SEC.

AUDIT COMMITTEE
Robert S. Attiyeh (Chairman) Dwight W. Decker Thomas Lacey Jack O. Vance

Security Ownership of Principal Stockholders and Management

        The following table sets forth as of September 24, 2010 information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock (other than depositories), (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as defined below) and (iv) all of the Company's executive officers and directors as a group. As of September 24, 2010, approximately 69,383,959 shares of our Common Stock were outstanding (which number excludes approximately 4,222,248 shares of Common Stock repurchased by the Company and held as treasury stock under the Company's stock repurchase program).

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)(3)		Percent(3)
Invesco Ltd.	8,224,465	(3a)	11.9%
1555 Peachtree Street NE
Atlanta, GA 30309

FMR LLC	6,896,561	(3b)	9.9%
82 Devonshire Street
Boston, MA 02109

BlackRock, Inc.	4,305,772	(3c)	6.2%
40 East 52nd Street
New York, NY 10022

Named Officers:

Oleg Khaykin	380,785	(4)	*

Ilan Daskal	85,578	(4)	*

Michael Barrow	62,522	(4)	*

Timothy Bixler	41,879	(4)	*

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)(3)		Percent(3)
Current Directors:

Robert S. Attiyeh	71,500	(4)	*

Mary B. Cranston	21,334	(4)	*

Richard Dahl	46,834	(4)	*

Dwight W. Decker	18,001	(4)	*

Oleg Khaykin	380,785	(4)	*

Thomas A. Lacey	23,534	(4)	*

James D. Plummer	56,500	(4)	*

Barbara L. Rambo	0	(4)	*

Jack O. Vance	178,215	(4)	*

Rochus E. Vogt	104,500	(4)	*

All current directors and executive officers as a group	1,091,182	(5)	1.6%
(13 persons)

*
Less than 1%.

(1)
The address of each executive officer and director is in care of the Company, 101 North Sepulveda Boulevard, El Segundo, California 90245.

(2)
Except as may be set forth below and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of Common Stock owned.

(3)
Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(3a)
Information regarding Invesco Ltd. was obtained from Amendment No. 6 to Schedule 13G, filed with the SEC by Invesco Ltd. on February 12, 2010. Invesco Ltd. reported that, at December 31, 2009, the following entities possessed sole power to vote, and the sole power to direct the disposition of, the respective amount of shares that follow: Invesco Trimark Ltd.—7,230,080; Invesco PowerShares Capital Management LLC—983,798; Invesco PowerShares Capital Management Ireland Ltd—6,509.

  In addition, Invesco Ltd. reported that Invesco National Trust Company has the sole power to direct the disposition of 78 shares.

(3b)
Information regarding FMR LLC was obtained from Amendment No. 2 to Schedule 13G, filed with the SEC by FMR LLC on February 16, 2010. FMR LLC reported that, at December 31, 2009, it possessed sole power to vote with respect to 2,016 of these shares, shared power to vote with respect to none of these shares and sole power to direct the disposition of all of these shares.

(3c)
Information regarding BlackRock, Inc. was obtained from Schedule 13G, filed with the SEC by BlackRock, Inc. on January 29, 2010. BlackRock, Inc reported that, at December 31, 2009, it possessed sole power to vote and to direct the disposition of all of these shares.

(4)
In accordance with SEC rules, includes the following amounts of shares of Common Stock that may be acquired pursuant to options or restricted stock units that are or will become exercisable under the Company's equity award programs plans through November 23, 2010: Oleg Khaykin—325,000; Ilan Daskal—79,167; Michael Barrow—50,834; Timothy E. Bixler—35,500; Robert Attiyeh—64,500; Mary B. Cranston—21,334; Richard Dahl—41,334; Dwight W. Decker—8,001, Thomas Lacey—21,334; James D. Plummer—39,500; Barbara L. Rambo- 0; Jack O. Vance—59,315; and Rochus E. Vogt—39,500.

(5)
Information is provided for all current directors and executive officers as of September 24, 2010.

 RELATED PARTY TRANSACTION POLICY

        The Company has adopted a written Related Party Transactions Policy. The purpose of the Related Party Transactions Policy is to ensure full review of the impact of any transactions between the Company and any of its related parties. The Company's policy requires that the Company's General Counsel and the Chief Financial Officer review related party transactions involving, among other things, the sale, purchase or other transfer of products, the providing of services or intellectual property agreements. In addition to the review by the Company's General Counsel and the Chief Financial Officer, related party transactions involving more than $500,000 and certain related party transactions involving the providing of services by executive officers are also reviewed by the Audit Committee or Compensation Committee of the Board. The reviews are intended to ensure that the transactions are in the best interest of the Company.

Certain Relationships and Related Transactions

        Since the beginning of fiscal year 2010, there have been no transactions, and there are no transactions proposed as of the date of the Proxy Statement, in which the Company is or was a participant and the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal year 2010.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board, upon the recommendation of the Audit Committee, has ratified the selection of Ernst & Young LLP ("E&Y") to serve as the Company's independent registered public accounting firm for fiscal year 2011.

        Although this appointment is not required to be submitted to a vote of the Stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Stockholders express their views on the appointment. If the stockholders do not ratify the appointment, which requires the affirmative vote of holders of a majority of the shares of Common Stock, present in person or represented by proxy, and entitled to vote on the proposal at the Meeting, the Board will consider the engagement of another independent registered public accounting firm for fiscal year 2012.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP ("PwC") was the Company's independent registered public accounting firm for fiscal year 2008. On November 14, 2008, during fiscal year 2009, the Company notified PwC of its decision to dismiss PwC as the Company's independent registered public accounting firm effective as of that date. On November 20, 2008, the Company engaged E&Y as its new independent registered public accounting firm, effective immediately. The decisions to dismiss PwC and appoint E&Y as the Company's independent registered public accounting firm were approved by the Company's Audit Committee.

        The reports of PwC on the Company's financial statements as of and for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such period.

        During the Company's two most recent fiscal years, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        During the two most recent fiscal years, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        It is anticipated that a representative of E&Y, the Company's independent registered accountants for fiscal year 2010 and the current fiscal year, will be present at the Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Stockholders.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table sets forth all fees we were billed in connection with professional services rendered by E&Y, the Company's independent registered accountants for fiscal years 2010 and 2009, during each of the last two fiscal years (in thousands):

Fee Type	2010	2009
Audit Fees	$3,610	$4,450
Audit Related Fees	55	103
Tax Fees	1,459	367
All Other Fees	64	3

Total	$5,188	$4,923

(1)
Audit fees includes fees incurred for professional services rendered in connection with the audit of the annual financial statements, for the audit of internal controls under Section 404 of the Sarbanes-Oxley Act, for the review of the quarterly financial statements included in the Company's Form 10-Q, for the statutory audits of international subsidiaries.

(2)
Audit related fees includes fees incurred for professional services rendered in connection with assurance and other activities not explicitly related to the audit of our financial statements, including royalty, pension, and carve-out audits, and accounting research.

(3)
Tax fees include fees incurred for domestic and international income tax compliance and tax audit assistance, and company-wide tax consulting and planning.

(4)
Other fees principally relate to accounting research and audit software tools, and transaction advisory services.

        The Audit Committee administers the Company's engagement of the Company's independent registered accountant and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of the Company's independent registered accountant, and whether for reasons of efficiency or convenience it is in the best interest of the Company and its stockholders to engage its independent registered public accounting firm to perform the services. The Audit Committee, in reliance on management and the independent registered public accounting firm, has determined that the provision of these services is compatible with maintaining the independence of the Company's independent registered accountant.

        Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2011 ANNUAL MEETING

        Rule 14a-8 under the Exchange Act contains eligibility requirements that must be satisfied for a stockholder to submit a proposal for inclusion in a company's proxy statement. Any stockholder proposal intended to be presented for consideration at the 2011 annual meeting and to be included in our proxy statement for that meeting must be received by the Secretary of the Company at the Company's office at 101 North Sepulveda, El Segundo, California 90245 by June 3, 2011. Stockholder proposals must comply with SEC requirements in Proxy Rule 14a-8.

        The Bylaws of the Company as currently in effect also establish advance notice procedures for eligible stockholders to propose business to be transacted at an annual meeting. Under the Company's Bylaws, a stockholder who wishes to submit proposals for business at an annual meeting must ensure that the same are delivered to or mailed and received at the principal executive office of the Company not less than 60 days and no more than 90 days prior to the anniversary of the prior year's meeting. As a result, proposals for business for the 2011 annual meeting submitted pursuant to our Bylaws must be received by the Secretary of the Company between August 15, 2011 and September 14, 2011. The notice must be addressed to the Secretary of the Company and must include certain specific information required by the Company's Bylaws.

        Under the Company's Bylaws as currently in effect, nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. However, a stockholder may nominate a person for election as a director at a meeting only if the nomination is timely and otherwise complies with the procedures of Section 6 of Article II of the Company's Bylaws. To be timely, notice of the nomination must be delivered to or mailed and received at the principal executive office of the Company not less than 60 days and no more than 90 days prior to the anniversary of the prior year's meeting. As a result, a notice for nomination must be received by the Secretary of the Company between August 15, 2011 and September 14, 2011. The notice shall be addressed to the Secretary of the Company and must include the name, age, business address and residence address of each nominee, the nominee's principal occupation or employment, the class and number of shares of stock of the Company beneficially owned by the nominee, and any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. In addition, the stockholder making the nomination shall provide in the notice of nomination the stockholder's name and address, the class and number of shares of stock of the Company beneficially owned by the stockholder and any other information relating to stockholder that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The Company may require the nominating stockholder to furnish such other information about the nominee as may be reasonably necessary to determine the eligibility of the proposed nominee to serve as a director of the Company.

 ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2010 (excluding the exhibits thereto) as filed with the SEC, accompanies the Proxy Statement being sent to certain of our stockholders by mail or e-mail , but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of E&Y, the Company's independent registered public accounting firm for fiscal year 2010.

        The Company will provide a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2010 and the Exhibits thereto upon the written request of any beneficial owner of the Company's securities as of the Record Date. Such request should be addressed to the Secretary of the Company, at 101 North Sepulveda Boulevard, El Segundo, California 90245. Exhibits are available at no charge on the SEC's website, www.sec.gov.

IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO VOTE BY PROXY, BY TELEPHONE, BY THE INTERNET, OR BY SIGNING AND RETURNING A PRINTED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                    By Order of the Board of Directors,

                    INTERNATIONAL RECTIFIER CORPORATION

                    Timothy E. Bixler,
                    Secretary

October 1, 2010
El Segundo, California

 YOUR VOTE IS IMPORTANT

        Your vote is important. No matter how many shares of Common Stock you own, please support your Board and its nominees in the election of directors by voting the Proxy today.

        PLEASE VOTE BY PROXY TODAY—BY TELEPHONE, BY INTERNET, OR BY SIGNING, DATING AND RETURNING A PROXY CARD.

        If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only such entity can vote such shares. Please follow the directions provided by your bank, broker, nominees or other institution to provide your voting instructions to such entity, or contact the person responsible for your account and instruct that person to execute the Proxy representing your shares.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date INTERNATIONAL RECTIFIER CORPORATION M27029-P01578 INTERNATIONAL RECTIFIER CORPORATION 101 N. SEPULVEDA BLVD. EL SEGUNDO, CA 90245-4382 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company to serve for fiscal year 2011. For All Withhold All For All Except 0 0 0 0 0 0 01) Mary B. Cranston 02) Thomas A. Lacey 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your proxy electronically up until 11:59 p.m. (Eastern time) on the night prior to the annual meeting on November 12, 2010. Have your proxy card in hand when you access the web site and follow the instructions to transmit your proxy electronically. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your proxy up until 11:59 p.m. (Eastern time) on the night prior to the annual meeting on November 12, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to International Rectifier Corporation, c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TICKET OF ADMISSION If you plan to attend the annual meeting in person, please bring the upper portion of this ticket with you, along with proper photo ID. The Board of Directors recommends that you vote FOR the following nominees: The Board of Directors recommends that you vote FOR Proposal 2: Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

M27030-P01578 Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting: International Rectifier Corporation's 2010 Annual Report and Proxy Statement are available at http://materials.proxyvote.com. INTERNATIONAL RECTIFIER CORPORATION SUBMIT YOUR PROXY VIA THE INTERNET OR BY TELEPHONE Dear Stockholder: YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES ARE OWNED. International Rectifier Corporation encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours per day, seven days per week. If you submit your proxy by Internet or telephone, you do NOT need to mail your proxy card. • To submit your proxy electronically via the Internet, go to the Website: http://www.proxyvote.com and follow the prompts. You must use the control number printed in the box by the arrow on the reverse side of this card. • To submit your proxy by telephone, use a touch-tone telephone and call 1-800-690-6903. You must use the control number printed in the box by the arrow on the reverse side of this card. Thank you for your prompt attention to this request. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, MARK, SIGN, AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. TICKET OF ADMISSION INTERNATIONAL RECTIFIER CORPORATION Annual Meeting of Stockholders November 12, 2010 9:00 A.M. California Time This Proxy is Solicited on Behalf of the Board of Directors of the Company for the 2010 Annual Meeting of Stockholders, November 12, 2010. The Stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby constitute(s) and appoint(s) Oleg Khaykin and Timothy E. Bixler, and each of them, the Stockholder's true and lawful agents and proxies with full power of substitution in each, to represent the Stockholder at the 2010 Annual Meeting of Stockholders of International Rectifier Corporation to be held at the Belamar Hotel located at 3501 Sepulveda Boulevard, Manhattan Beach, California 90266 at 9:00 a.m. (California time) on the 12th day of November, 2010 and at any adjournment thereof, on all matters coming before said meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S) WHOSE SIGNATURE(S) APPEAR(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. IN THEIR DISCRETION, THE PROXIES NAMED ABOVE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side